                        AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                  of TIME WARNER TELECOM LLC (the "Company") dated as of July 14, 1998, by and among TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("TWE"), TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership ("TWE-A/N"), FIBRCOM HOLDINGS, L.P., a Delaware limited partnership ("TW/KBLCOM"), TIME WARNER COMPANIES, INC., a Delaware corporation ("TWX"), AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION, a Delaware corporation ("ATC"), WARNER COMMUNICATIONS INC., a Delaware corporation ("WCI"), TW/TAE, INC., a Delaware corporation ("TW/TAE"), PARAGON COMMUNICATIONS, a Colorado general partnership ("Paragon", and, together with TWX, ATC, WCI, TWI/TAE and TW/KBLCOM, the "TW Stockholders"), MEDIAONE GROUP, INC. (formerly U S WEST Multimedia Communications, Inc.), a Colorado corporation (the "MediaOne Stockholder"), and ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership ("A/N").


                              Preliminary Statement

            WHEREAS, TWE heretofore formed the Company as a limited liability company under the Delaware Act (as defined below) pursuant to the Original LLC Agreement (as defined below).

            WHEREAS, certain of the parties hereto are parties to a Reorganization Agreement of even date herewith (the "Reorganization Agreement") pursuant to which the Company is being continued and certain parties are being admitted as members, and in connection therewith, the Original LLC Agreement is being hereby amended and restated.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I


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                                                                               2


                              DEFINITIONS AND USAGE

            SECTION 1.01. Definitions. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Stockholders' Agreement attached hereto as Exhibit C (the "Stockholders' Agreement"). The following terms shall have the following meanings for the purposes of this Agreement:

            "Additional Member" means any Person admitted as a member of the Company pursuant to Section 3.02 in connection with the new issuance of an Interest to such Person.

            "Agreement" means this Limited Liability Company Agreement, as the same may be amended or restated from time to time.

            "Business Day" means any day other than a Saturday, a Sunday or a Federal holiday.

            "By-laws" means the By-laws attached as Exhibit B hereto.

            "Capital Account" means the capital account established and maintained for each Member pursuant to Section 6.01(a).

            "CEO" means the President and Chief Executive Officer of the Company.

            "Chairman" is defined in Section 8.02(c).

            "Charter" means the Certificate of Incorporation attached as Exhibit A hereto.

            "Class A Interest" means a Class A limited liability company interest in the Company.

            "Class B Interest" means a Class B limited liability company interest in the Company.

            "Class A Member" means any Member that is a holder of a Class A Interest.

            "Class B Member" means any Member that is a holder of a Class B Interest.

            "Code" means the Internal Revenue Code of 1986, as amended.


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                                                                               3




            "Company Indebtedness" is defined in the Reorganization Agreement.

            "Contribution" is defined in the Reorganization Agreement.

            "Covered Person" means (i) each Member, (ii) each officer, director, shareholder, partner, employee, representative, agent or trustee of a Member and
(iii) each Representative.

            "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. 'SS''SS' 18-101 et seq., as amended from time to time.

            "Distributee Member" means any of the Persons named on Schedule B hereto, and any Person to whom all or any part of the Interest of any such named Person is Transferred pursuant to Section 9.01(a).

            "Effective Time" means the time at which the Contribution occurs.

            "Fiscal Year" means each fiscal year referred to in Section 6.06.

            "Interest" means a Class A Interest, a Class B Interest, or any other limited liability company interest in the Company.

            "Initial Member" means any of the Persons named on Schedule A hereto.

            "IPO Registration Statement" is defined in Section 10.01(a).

            "IPO Transaction" is defined in Section 10.01(a).

            "Majority Vote" is defined in Section 8.03(a).

            "Management Committee" is defined in Section 8.01.

            "Member" means any Person named as a member of the Company on Schedule A or B hereto (as applicable) and/or on the books and records of the Company and includes any Person admitted as an Additional Member or a Substitute Member, in each case for so long as such Person continues to be a member of the Company.


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                                                                               4



            "Net Profits and Net Losses" shall be the taxable income and tax loss of the Company as determined for Federal income tax purposes for a given taxable year, calculated using the accrual method taking into account any separately stated items, increased by the amount of any tax exempt income of the Company during such taxable year and decreased by the amount of the Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation 'SS' 1.704-1(b)(2)(iv)(i)) of the Company during such taxable year; provided, however, that
(i) items of income, gain, loss and deduction attributable to Section 704(c) Property shall be determined in accordance with the principles of Treasury Regulation 'SS' 1.704-1(b)(2)(iv)(g) and (ii) any items of income, gain, loss or deduction that are specially allocated pursuant to Sections 6.02(b), (c) and (d) shall not be taken into account.


            "Newco" is defined in Section 10.01(b).


            "Original LLC Agreement" means the limited liability company agreement of Time Warner Telecom L.L.C. dated as of June 18, 1998.


            "Participation Percentage" is defined in Section 5.01(a).

            "Reconstitution" is defined in Section 10.01(b).

            "Reorganization Distribution" means the Distribution pursuant to (and as defined in) the Reorganization Agreement.

            "Representative" means a member of the Management Committee.


            "Restricted Period" means the period from the Effective Time until the fifth anniversary of the Effective Time.

            "Section 704(c) Property" means "Section 704(c) property" as defined in Treasury Regulation 'SS' 1.704-3(a)(3) or property that is subject to "reverse Section 704(c) allocations" as defined in Treasury Regulation 'SS' 1.704-3(a)(6)(i).


            "Substitute Member" means any Person admitted as a member of the Company pursuant to Section 3.02 in connection with the Transfer of then-existing Interest to such Person.


            "Tax Matters Partner" is defined in Section 6.08.



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                                                                               5



            "TW Name License" means the Trade Name License Agreement dated as of the date of this Agreement between Time Warner Inc. and the Company.


            SECTION 1.02. Other Definitional Provisions. The provisions of
Section 1.2 of the Stockholders' Agreement are hereby incorporated by reference herein.

                                   ARTICLE II

                                   THE COMPANY

            SECTION 2.01. Effectiveness of This Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall become effective at the Effective Time.

            SECTION 2.02. Continuation. The Members hereby agree to continue the Company as a limited liability company pursuant to the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement, and hereby ratify the execution and filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on June 18, 1998. The authorized officer or representative shall file and record any amendments or restatements of the certificate of formation of the Company and such other documents as may be required or appropriate under the laws of the State of Delaware and of any other jurisdiction in which the Company may conduct business. The authorized officer or representative shall, on request, provide any Member with copies of each such document as filed and recorded.


            SECTION 2.03. Name. The name of the Company shall be Time Warner Telecom LLC. The Management Committee by Majority Vote may change the name of the Company or adopt such trade or fictitious names as they may determine. In the event that the TW Name License shall terminate and the Management Committee shall not agree as to a new name for the Company in accordance with the preceding sentence, the name of the Company shall be changed to "TW Telecom LLC" until such an agreement is reached.


            SECTION 2.04. Term. The term of the Company shall begin on the date the certificate of formation of the Company is filed, and the Company shall have perpetual existence unless sooner dissolved as provided in Article XII.

            SECTION 2.05. Registered Agent and Registered Office. The name of the registered agent for service of


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                                                                               6



process shall be The Corporation Trust Company, and the address of the registered agent and the address of the registered office in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Such office and such agent may be changed from time to time by Majority Vote of the Management Committee.


            SECTION 2.06. Purposes. The Company has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act.

                                   ARTICLE III

                           MEMBERS; BOOKS AND RECORDS;
                       BUDGETS AND BUSINESS PLANS; REPORTS

            SECTION 3.01. Admission of Members. (a) At the Effective Time, without the need for any further action of any Person, the Initial Members who have executed this Agreement shall be admitted as Members, and each such Person shall be shown as such in the books and records of the Company. Following the Reorganization Distribution, the Distributee Members who have executed this Agreement shall be admitted as Substitute Members, and those Initial Members which are not also Distributee Members shall cease to be Members. Following the Effective Time, except as set forth in the preceding sentence, no Person shall be admitted as a Member and no additional Interest shall be issued except as expressly provided herein.

            (b) At the Effective Time, there shall be two classes of limited liability interests in the Company, designated as Class A and Class B. At the Effective Time, the limited liability company interests of the Company issued pursuant to the Original LLC Agreement and held by TWE shall be converted into a Class B Interest having a Participation Percentage equal to that set forth for TWE on Schedule A hereto. All of the Interests issued to the Initial Members and distributed to the Distributee Members pursuant to the Reorganization Distribution shall be Class B Interests. At any time following the Restricted Period, all or any part of a Class B Interest may be converted, at the option of the Class B Member holding such Interest, into a Class A Interest having a Participation Percentage equivalent to that of the portion converted. Such right shall be exercised by the delivery of written notice to the


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                                                                               7


Company making such election and setting forth the amount to be converted. Upon receipt of such election, the Company shall deliver notice to the Members thereof, and shall deliver a revised Schedule C to this Agreement setting forth the revised Participation Percentages of the Class A Interests and the Class B Interests.


            SECTION 3.02. Substitute Members and Additional Members. (a) No Transferee of an Interest or Person to whom an Interest is issued pursuant to this Agreement shall be admitted as a Member hereunder or acquire any rights hereunder, including any voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Interest, as applicable, unless (i) such Interest is Transferred or issued in compliance with the provisions of this Agreement and (ii) such Transferee or recipient shall have executed and delivered to the Company an instrument effectuating the admission of such Transferee or recipient as a Member and confirming the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement. Upon complying with clauses (i) and (ii) above, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Company as a Member. A Substitute Member shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Interest so Transferred, unless such Transfer is pursuant to the second sentence of Section 9.01(a) and the Transferee owns no material assets other than the Interest so Transferred, in which case the Transferor shall remain liable for the performance by such Transferee of its obligations hereunder. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission of a Substitute Member or Additional Member. In the event of any admission of a Substitute Member or Additional Member pursuant to this Section 3.02(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement in connection therewith shall only require execution by the such Substitute Member or Additional Member, as applicable, to be effective.


            (b) If a Member shall Transfer all (but not less than all) its Interest, the Member shall thereupon cease to be a Member of the Company.


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                                                                               8


            Section 3.03. Tax Information. (a) The Company shall timely cause to be prepared all Federal, state, local and foreign tax returns (including information returns) of the Company and its subsidiaries, which may be required by a jurisdiction in which the Company and its subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and, after review and approval of such returns by the Majority Vote of the Management Committee, shall cause such returns to be timely filed and shall provide the Members with copies thereof promptly after such filings are made.

            (b) The Tax Matters Partner shall use reasonable efforts to submit a draft of any such tax return contemplated in Section 3.03(a) to each Member for review, and to the Management Committee for approval, no later than the earlier of (i) 30 days prior to the required filing date (as such date may be extended) and (ii) June 30 of each year, unless otherwise agreed to by the Members.


            (c) The Tax Matters Partner shall provide to each Member preliminary and estimated information concerning the Company's taxable income or loss and each class of income, gain, loss, deduction or credit which is relevant to reporting a Member's share of Company income, gain, loss, deduction or credit for purposes of federal or state income, franchise and capital tax. Such information shall be furnished to the Members as soon as possible after the close of the Company's fiscal year and, in any event, no later than the earlier of (i) March 31 of each year and (ii) the date on which the income tax return for such fiscal year is submitted to the Members for review pursuant to Section 3.03(b).


                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

            SECTION 4.01. Initial Capital Contributions. At the Effective Time, each Initial Member shall make its respective Contribution as set forth in
Section 2.1 of the Reorganization Agreement.

            SECTION 4.02. No Additional Capital Contributions. After the Effective Time, no Member shall be obligated to make any additional capital contributions.


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                                                                               9


                                    ARTICLE V

                            PARTICIPATION PERCENTAGES

            SECTION 5.01. General. (a) At the Effective Time, the participation percentage (the "Participation Percentage") of each Initial Member's Interest shall be as set forth in Section 2.1(c) of the Reorganization Agreement. Immediately following the Reorganization Distribution, the Participation Percentage of each Member's Interest shall be as set forth on Schedule C hereto.

            (b) Such initial Participation Percentages shall be subject to adjustment as provided in this Article V. The aggregate outstanding Participation Percentages at all times shall equal 100%.

            SECTION 5.02. Issuances of Interests After the Effective Time. Upon the issuance of an Interest to a Member after the Effective Time, the Management Committee by unanimous vote shall specify the Participation Percentage associated with such issuance. Thereafter, the Participation Percentages of all Interests outstanding immediately before such issuance shall be reduced in the aggregate by an amount equal to the Participation Percentage so designated, in proportion to their relative Participation Percentages immediately before such issuance.

            SECTION 5.03. Repurchases of Interests. If the Company shall repurchase any Interest, then upon such repurchase, the Participation Percentages of all remaining Interests shall be increased in the aggregate by an amount equal to the Participation Percentage of such repurchased Interest, in proportion to their relative Participation Percentages immediately before such repurchase.

                                   ARTICLE VI

                        CAPITAL ACCOUNTS, ALLOCATIONS OF
                         PROFIT AND LOSS AND TAX MATTERS


            SECTION 6.01. Capital Accounts. (a) The Company shall establish a capital account (a "Capital Account") for each Member on the books of the Company. The opening balance of each Member's Capital Account on the Effective Date shall be an amount equal to such Member's initial Contribution as agreed upon by the Distributee Members after the Closing Date, consistent with the Participation Percentages of the Interests of such Members. The Capital Account of a



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                                                                              10



Member shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities related to such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) and (iii) allocations to that Member pursuant to Section 6.02 of profit, income and gain (or items thereof). The Capital Account of a Member shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities related to such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) and (iii) allocations to that Member pursuant to Section 6.02 of loss, expense and deduction (or items thereof).


            (b) In the event that a Member Transfers any Interest in accordance with the provisions of this Agreement, the Transferee of such Interest shall succeed to the Capital Account of the Transferor attributable to such Interest.

            (c) Upon the occurrence of any event specified in Treasury Regulation 'SS' 1.704-1(b)(2)(iv)(f), if the Management Committee so elects by unanimous vote, the Capital Accounts of the Members shall be adjusted to reflect the fair market value of the Company's property at such time and in such manner as provided in such Regulation.

            (d) No Member shall be entitled to withdraw capital or receive distributions except as specifically provided herein. No Member shall have any obligation to the Company, to any other Member or to any creditor of the Company to restore any negative balance in the Capital Account of such Member. No interest will be paid on the balance in any Member's Capital Account.

            SECTION 6.02. Allocations of Book Profits and Losses. (a) Net Profits of the Company for each taxable period shall be allocated among the Members pro rata, in accordance with the respective Participation Percentages of their Interests for such period. Net Losses of the Company for each taxable period shall be allocated among the Members in accordance with the respective Participation Percentages of their Interests for such period, provided that any allocation of Net Losses pursuant to this Section 6.02(a) that would cause a Member's Capital Account to be reduced below zero shall instead be allocated to the remaining


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                                                                              11


Members in proportion to such Members' positive Capital Account balances.

            (b) Minimum Gain Chargeback. The Company shall allocate items of profit among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation 'SS''SS' 1.704-2(f) and 1.704-2(i)(4).


            (c) Allocation of Deductions Attributable to Member Nonrecourse Liabilities. Any nonrecourse deductions attributable to a Member nonrecourse liability shall be allocated among the Members that bear the economic risk of loss for such Member nonrecourse liability in accordance with the ratios in which such Members share such economic risk of loss and in a manner consistent with the requirements of Treasury Regulation 'SS''SS' 1.704-2(c), 1.704-2(i)(2) and 1.704-2(j)(1).


            (d) Qualified Income Offset. The Company shall specially allocate items of profit and loss when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation 'SS' 1.704-1(b)(2)(ii)(d).


            (e) Inconsistent Allocations. To the extent that any item of Company income, gain, loss or deduction has been specially allocated pursuant to Sections 6.02(b), (c) or (d), and such allocation is inconsistent with the way in which the same item amount otherwise would have been allocated under Section 6.02(a), subsequent allocations under Section 6.02(a) shall be made, in a manner consistent with Sections 6.02(b), (c) and (d), which negate as rapidly as possible the effect of all such inconsistent allocations under Sections 6.02(b),
(c) or (d).


            (f) Allocations in Liquidation. Upon a dissolution of the Company in accordance with Article XII, items of the Company's profit or loss attributable to a hypothetical Company sale of all its assets remaining on the date of dissolution, subject to its liabilities, on that date for their respective fair market values shall be allocated to the Members in accordance with the provisions of Section 6.02(a).

            SECTION 6.03. Allocations of Taxable Income and Loss. Except as provided in the following sentence, profit, income, gain, loss, deduction and expense as determined for Federal income tax purposes shall be allocated among the Members in the same proportions as the corresponding items of "book" profit, income, gain, loss, deduction and expense


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                                                                              12



are allocated pursuant to Section 6.02 among such Members. Notwithstanding the foregoing sentence, Federal income tax items relating to any Section 704(c) Property shall be allocated among the Members in accordance with Section 704(c) of the Code and Treasury Regulation 'SS' 1.704-3(d) using remedial allocations to take into account the difference between the fair market value and the tax basis of such Section 704(c) Property as of the date of its contribution to the Company or its revaluation pursuant to Section 6.01(c). Items described in this
Section 6.03 shall neither be credited nor charged to the Members' Capital Accounts.


            SECTION 6.04. Allocation Between Transferor and Transferee Members. If any Interest is Transferred as permitted by this Agreement during a taxable year, then the Transferor and Transferee shall each be allocated profit and loss based upon the number of days each Person holds such Interest during such year, subject to applicable Treasury Regulations. Similar apportionments shall be made to account for varying Participation Percentages attributable to any Interest during a taxable year.

            SECTION 6.05. Elections. Except as otherwise expressly provided herein, all elections required or permitted to be made by the Company under the Code or other applicable tax law, and all material decisions with respect to the calculation of its taxable income or tax loss for tax purposes under the Code or other applicable tax law, shall be made in such manner as may be determined by the Management Committee by Majority Vote. Notwithstanding the foregoing, the Company shall, if so requested by any Member, make the election described in
Section 754 of the Code, unless the Management Committee determines by Majority Vote that making such election would be likely to result in a tax detriment to the other Members that is in the aggregate greater than the benefit likely to result to such requesting Member.

            SECTION 6.06. Fiscal Year. The Fiscal Year of the Company for tax and accounting purposes shall be the 12-month (or shorter) period ending on December 31 of each year.

            SECTION 6.07. Withholding Requirements. In the event that the Company withholds or pays tax in respect of any Member for any period in excess of the amount otherwise distributable to such Member for such period (or there is a determination by any taxing authority that the Company should have withheld or paid any tax for any period in excess of the tax, if any, that it actually withheld or paid


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                                                                              13


for such period), such excess amount (or such additional amount) shall be treated as a recourse loan to such Member that shall bear interest at a variable rate equal to Chase Manhattan Bank's prime lending rate per annum (but in no event more than the highest lawful rate) and be payable on demand.


            SECTION 6.08. Tax Matters Partner. TWX shall act as the "Tax Matters Partner" of the Company within the meaning of Section 6231(a)(7) of the Code and in any similar capacity under applicable state or local tax law. All reasonable out-of-pocket expenses incurred by TWX while acting in such capacity shall be paid or reimbursed by the Company. In the event of an audit, the Tax Matters Partner shall follow the same procedures as governed the preparation of the underlying tax return which is the subject of such audit, such that the approval of the Management Committee shall be required for all decisions and admissions in respect thereof.


            SECTION 6.09. Partnership Status. The Members intend that the Company shall be treated as a partnership for all relevant tax purposes and agree to take all reasonable actions, including the amendment of this Agreement (so long as such amendment does not materially adversely affect any Member) and the execution of other documents, as may be reasonably required to qualify for and receive such treatment.

                                   ARTICLE VII

                                  DISTRIBUTIONS

            SECTION 7.01. General. Except as provided in Section 7.02, all cash distributions by the Company will be made, if, as and when declared by the Management Committee, in respect of each Interest in proportion to the Participation Percentage of such Interest.

            SECTION 7.02. Liquidation. Upon the dissolution of the Company, cash and non-cash assets shall be distributed in accordance with the priorities described in Section 12.02(b).

            SECTION 7.03. Distributions in Kind. Subject to Section 12.03, the Company shall not distribute any assets in kind unless unanimously approved by the Management Committee. Such property distributions shall be distributed based on their fair market value in the same proportions as if cash were distributed. If cash and property are to be


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                                                                              14


distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member, unless otherwise agreed by each Member.

                                  ARTICLE VIII

                   VOTING RIGHTS AND MANAGEMENT OF THE COMPANY

            SECTION 8.01. Powers of Members. (a) The Members hereby designate a management committee comprised of the Representatives described in Section 8.02(a) (the "Management Committee"). The Representatives shall be managers (within the meaning of the Delaware Act) of the Company. Except as expressly provided in this Agreement or the Delaware Act, the business and affairs of the Company shall be managed exclusively by the Management Committee in accordance with the terms of this Agreement. The Management Committee shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the laws of the State of Delaware. Without limiting the generality of the foregoing, the Management Committee shall have the exclusive power and authority, on behalf of the Company, to collect and distribute funds and make allocations and adjustments in accordance with Articles IV, V, and VI, to determine the terms of any Interest issued in accordance with Article III and to take such other actions not inconsistent with this Agreement as the Management Committee deems necessary or appropriate to carry on the business and purposes of the Company. The Management Committee is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company's business, and the actions of the Management Committee taken in accordance with such rights and powers shall bind the Company (and no individual Member or group of Members shall have such right). The Management Committee shall be responsible for the establishment of policy and operating procedures with respect to the business and affairs of the Company and shall be entitled to appoint agents or employees, with such titles as the Management Committee may select by Majority Vote, as officers of the Company to act on behalf of the Company, with such power and authority as the Management Committee may delegate from time to time to any such Person. Such officers shall report to the Management Committee (or to other officers who report to the Management Committee).

            (b) The Class B Interests shall have the approval rights expressly set forth in this Agreement and the Class A


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                                                                              15


Interests shall have no voting, approval or consent rights, including with respect to the IPO Transaction (or any changes to the forms of Charter, By-laws and Stockholders Agreement relating thereto) or any merger, consolidation or conversion of the Company; provided, however, that at all times the approval of the holders of a majority (in Participation Percentages) of the Class A Interests shall be required for any amendment to this Agreement that would have an adverse effect on the rights of such class.


            (c) The Company shall not, directly or indirectly (through a subsidiary or affiliate of the Company), engage in the business of providing, offering, packaging, marketing, promoting or branding (alone or jointly with or as an agent for other parties) any Residential Services (as defined in the Charter) or engage in the business of producing, packaging, distributing, marketing, hosting, offering, promoting, branding or otherwise providing Content Services (as defined in the Charter), unless such action shall be approved in advance by the affirmative vote of one hundred percent (100%) of the Class B Members, voting separately as a class.


            (d) The affirmative vote of one hundred percent (100%) of the Class B Members, voting separately as a class, shall be required:

            (i) to amend any provision of this Agreement or any Exhibit hereto;


            (ii) for (x) the disposition, directly or indirectly, by the Company (or by one or more direct or indirect subsidiaries thereof) by sale, merger, consolidation, conversion, new issuances or otherwise, to a Person (other than the Company or a direct or indirect wholly owned subsidiary of the Company), in any transaction or series of related transactions, of shares of the capital stock of one or more direct or indirect Subsidiaries (as defined in the Charter) of the Company which, in the aggregate, hold assets of the Company and its Subsidiaries on a consolidated basis having a fair market value (net of associated liabilities) of $100 million or more or (y) the disposition, directly or indirectly, by the Company (or by one or more direct or indirect subsidiaries thereof) by sale, merger, consolidation, conversion or otherwise, (other than to the Company or a direct or indirect wholly owned subsidiary of the Company) in any transaction or series of related transactions outside the ordinary course of the business of the Company, of assets of the Company and its Subsidiaries on a consolidated basis having a fair market value (net of associated liabilities) of $100 million or more, except, in each case referred to in the foregoing clauses (x) and
      (y), for pledges, grants of security interests, security deeds, mortgages or similar encumbrances securing bona fide indebtedness, and any foreclosure in respect thereof;


            (iii) for the acquisition, directly or indirectly, by the Company (or by one or more direct or indirect subsidiaries thereof), in any transaction or series of related transactions, of assets having an aggregate purchase price of $100 million or more; and

            (iv) for the issuance of any Interest after the Effective Time.

            (e) In the event the Company proposes to take any action which, pursuant to the terms of this Agreement requires the approval of a class of Members, voting separately as a class, the Company shall call a meeting of such class of Members for the purpose of a vote thereon. Telephonic or other notice of any such meeting shall be given by the Company to each Member within such class at least seven days prior thereto (unless waived by such Member), which notice shall include a brief description of the action or actions to be considered by such class of Members. Any such approval by a class of Members may be given by the requisite vote required hereunder pursuant to (i) resolution at a meeting of such class of Members or (ii) written consent of such Members.

            SECTION 8.02. Management Committee Representatives; Chairman. (a) It is the intent of the Members that appointments of Representatives to the Management Committee shall be made in the same manner that directors will be appointed to the Board following the Reconstitution pursuant to the Stockholders' Agreement. Accordingly, and in furtherance of the foregoing, the provisions of Article II of the Stockholders' Agreement are hereby incorporated by reference herein; provided, that:

            (A) (i) references therein to "directors" shall be deemed to be references to "Representatives", (ii) references therein to the "Board" shall be deemed to be references to the "Management Committee", (iii) references therein to shares of Common Stock shall be deemed to be references to "Interests", and (iv) references therein to the "Ownership Percentage" of a Principal Stockholder Group shall be deemed to be references to the aggregate Participation Percentages of the Interests held by such Principal Stockholder Group; and

            (B) notwithstanding any references in such Article II to stockholder meetings or voting, designations of Representatives by the applicable Principal Stockholder Group or Nominating Committee shall be made by written notice to the Members and the Company.


            (b) Each Representative designated by a Member (or group of Members) shall serve at the pleasure of its designating Member (or group of Members). Each Member's designee Representative shall be drawn from the then-current officers, directors or full-time employees of such Member (or group of Members). Any Member may remove or replace its Representative at any time or from time to time, with or without cause, by written notice to the other Members and to such Representative. In addition, the CEO and any Representatives designated by the Nominating Committee may be removed, with or without cause, by the written consent of the Members holding Interests representing a majority of the Participation Percentages of all the Interests. Except as provided in the preceding two sentences, no Representative may be removed.


            (c) On an annual basis, the Management Committee shall elect one Representative to serve as Chairman of the Management Committee meetings (the "Chairman"). The Chairman shall be responsible for soliciting from the Representatives items for the agendas, giving notices, and presiding at Management Committee meetings. The Chairman, or a person designated by him or her shall keep minutes of all Management Committee meetings, including telephonic meetings, and shall distribute copies thereof to all Representatives for approval and adoption. Other than as set forth in the two immediately preceding sentences, the Chairman shall have no other or additional powers, rights or responsibilities and the Chairman shall have no additional voting or "tie-breaking" powers.

            (d) Management Committee meetings shall take place (whether in person or by telephone) at least quarterly to consider the financial condition and performance of and other matters pertaining to the Company and to take such other actions as are authorized to take place at Management Committee meetings under this Agreement. Representatives shall be entitled to access to such information respecting the Company on the same basis and to the same extent as a director of a corporation under Delaware law would be entitled. The Chairman shall provide each Representative with at least seven days prior notice of each regular Management Committee meeting and each Representative will use its reasonable efforts to attend such meeting in person. The Chairman or any other Representative shall be entitled to call a special Management Committee meeting by providing at least ten days prior notice (unless such prior notice is waived by the applicable Representative, including constructive waiver through attendance, unless attendance is coupled with an immediate objection at the start of the meeting) thereof (including a brief description of the action or actions to be considered thereat) to each Representative.

            (e) Subject to Section 8.02(f) , no action may be taken by the Representatives except at a duly convened Management Committee meeting at which a quorum, consisting of a majority of the entire Management Committee, is present (in person or by telephone). Each Representative shall be entitled to vote on all matters presented at the Management Committee meetings, and a vote will be taken on each such matter. As used herein, the term "entire Management Committee" means the total number of Representatives there would be if there were no vacancies.

            (f) The Management Committee may act by written consent, as set forth in a written instrument signed by all the Representatives.

            (g) No Representative shall be entitled to any fee, remuneration, compensation or expense reimbursement in connection with their service at Management Committee meetings.

            SECTION 8.03. Requisite Vote. (a) Except as otherwise expressly provided in this Agreement, all matters presented to the Management Committee shall be approved by the affirmative vote of a majority of the Representatives present at any meeting of the Management Committee at which there is a quorum (the foregoing is referred to herein as a "Majority Vote").

            (b) The day to day management and operation of the Company shall be the responsibility of the CEO, who shall be appointed by the Management Committee as provided in Section 8.01, and who shall have the same type of authority as is incident to the office of a chief executive officer of a Delaware corporation.


            SECTION 8.04. Confidentiality. The provisions of Section 5.1 of the Stockholders' Agreement are hereby incorporated by reference herein.

                                   ARTICLE IX

                             TRANSFERS OF INTERESTS


            SECTION 9.01. Restrictions on Transfers. (a) During the Restricted Period, except as provided in the next sentence, no Member may make any Transfer or Indirect Transfer of all or any part of its Interests. At any time and from time to time during the Restricted Period, a Member may Transfer all or any part of its Interest in accordance with Section 3.3 of the Stockholders' Agreement, and in furtherance of the foregoing, such Section 3.3, and Section 3.1(b) of the Stockholders' Agreement, are hereby incorporated by reference herein; provided, that references therein to shares of "Class B Common Stock" shall be deemed to be references to "Class B Interests". The provisions of the last sentence of
Section 3.1(a) of the Stockholders' Agreement are hereby incorporated by reference herein; provided, that references therein to shares of "Class A Common Stock" and "Class B Common Stock" shall be deemed to be references to "Class A Interests" and "Class B Interests", respectively.


            (b) Following the Restricted Period, it is the intent of the Members that Transfers and Indirect Transfers of Interests shall be made in the same manner that Transfers and Indirect Transfers of Common Stock will be made pursuant to the Stockholders' Agreement. Accordingly, and in furtherance of the foregoing, the provisions of Article III of the Stockholders' Agreement are hereby incorporated by reference herein, and shall be applicable following the Restricted Period; provided, that:


            (i) references therein to shares of "Class A Common Stock" and "Class B Common Stock" shall be deemed to be references to "Class A Interests" and "Class B Interests", respectively, (ii) the Interests shall not be certificated or legended, (iii) allocations pursuant to Section 3.4(c) of the Stockholders' Agreement based on numbers of shares of Class B Common Stock owned shall instead be based on Participation Percentages of Class B Interests owned, (iv) the reference in clause (ii) of Section 3.5(a) of the Stockholders' Agreement to "greater than 33% of the issued and outstanding shares of Common Stock" shall be deemed to be a reference to "Interests having an aggregate Participation Percentage greater than 33%", and (v) the fraction described in clause (y) of Section 3.5(a) of the Stockholders' Agreement shall be deemed to have a numerator equal to the aggregate

      Participation Percentage of the Interests held by the TW Stockholder Group, and a denominator equal to the aggregate Participation Percentage of all the Interests owned by the TW Stockholder Group.


            (c) It shall be a condition to any Transfer otherwise permitted pursuant to this Article IX that such Transfer shall comply with the provisions of the Securities Act and applicable state securities laws. Until any Interest has been registered under the Securities Act, such Interest may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

                                    ARTICLE X

                                 IPO TRANSACTION

            SECTION 10.01. Public Offering. (a) The Members agree that it is their intention, at the earliest reasonable opportunity based upon the successful performance of the Company and equity market conditions prevailing from time to time, to reconstitute the Company as a corporation in the manner set forth in Section 10.01(b) in order to effect immediately thereafter an initial public offering of the common stock of such corporation (an "IPO Transaction"). The decision to effect the IPO Transaction, and the terms of the IPO Transaction, including, without limitation, the terms of the underwriting arrangements and the pricing of any securities offered, shall be subject to the approval of 100% of those Distributee Members who are, at the time of such approval, entitled to designate Representatives pursuant to Section 8.02, but shall not require the approval of any other Member (including any vote that, but for this provision, would be required pursuant to Section 8.01(d)(ii)). By acquiring an Interest, each Member hereby agrees to take the actions described in this Section 10.01 (including, without limitation, exchanging its Interest as described below, if applicable) if the foregoing approval of the Distributee Members is obtained. The form and substance of the final version of the Registration Statement on Form S-1 with respect to the IPO Transaction (the "IPO Registration Statement") shall be subject to the approval of the Management Committee.

            (b) Immediately prior to the effectiveness of the IPO Registration Statement, the Members agree to take such action as is necessary to cause the Company to be reconstituted as a corporation organized under the laws of the State of Delaware (the "Reconstitution"). The Reconstitution shall be effected by the merger of the Company into a newly formed Delaware corporation ("Newco"), or by a contribution by the Members of their Interests to Newco, in either case pursuant to which (i) all the Class A Interests will be exchanged for such number of shares of Class A Common Stock as represent, in the aggregate, a percentage of the total outstanding shares of Common Stock that is equivalent to the aggregate Participation Percentages of the Class A Interests so exchanged and (ii) all the Class B Interests will be exchanged for such number of shares of Class B Common Stock as represent, in the aggregate, a percentage of the total outstanding shares of Common Stock that is equivalent to the aggregate Participation Percentages of the Class B Interests so exchanged. The certificate of incorporation of Newco shall be in the form of the Charter and the by-laws of Newco shall be in the form of the By-laws. Pursuant to the Charter, the authorized capital stock of Newco shall include shares of Class A Common Stock and Class B Common Stock. Shares of the Class A Common Stock shall have one vote per share and shares of the Class B Common Stock shall have ten votes per share. Shares of Class A Common Stock shall be sold by Newco in the IPO Transaction.

            (c) In connection with the Reconstitution, each Distributee Member and each Class B Member shall execute the Stockholders' Agreement.


            Section 10.02. Repayment of Company Indebtedness. All or a portion of the proceeds received by Newco pursuant to the IPO Transaction shall be used to repay the Company Indebtedness.


                                   ARTICLE XI

                      LIMITATION ON LIABILITY, EXCULPATION
                               AND INDEMNIFICATION

            SECTION 11.01. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company; provided, however, that the foregoing shall not alter each Member's obligation, to the extent required by applicable law, to return funds wrongfully distributed to it.

            SECTION 11.02. Exculpation; Inapplicability of Certain Doctrines.
(a) No Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. Whenever in this Agreement a Covered Person is permitted or required to make decisions such Covered Person shall make such decisions in good faith and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty) imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

            (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person's professional or expert competence.

            (c) To the fullest extent permitted by applicable law (including
Section 18-1101(c) of the Delaware Act), no Member shall have any fiduciary or similar duty, at law or in equity, or any liability relating thereto, to the Company or any Member, with respect to or in connection with the Company or the Company's business or affairs. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law (including Section 18-1101(c) of the Delaware Act), the doctrine of corporate opportunity, and any other analogous doctrine, shall not apply with respect to the Company. To the extent that the doctrine of corporate opportunity, or any other analogous doctrine, is applicable to the Company under applicable law, the provisions of Article VII of the Charter are hereby incorporated by reference herein; provided, that (i) references therein to the "Corporation" shall be deemed to be references to the "Company", (ii) references therein to the "DGCL" shall be deemed to be references to the "Delaware Act", (iii) references therein to directors of the Corporation shall be deemed to be references to Representatives, (iv) the reference in Section 4 thereof to Article II of the Charter shall be deemed to be a reference to the restriction set forth in Section 8.01(c) hereof, and (v) the reference in Section 5 thereof to ownership of 5% of the number of outstanding shares of Common Stock of the Corporation shall be deemed to be a reference to ownership of an Interest having a Participation Percentage of 5%.

            SECTION 11.03. Indemnification. (a) Each Member (the "Indemnifying Member") shall indemnify, defend and hold harmless, to the fullest extent permitted by applicable law, each other Covered Person and the Company against any losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), judgments, fines, settlements and other amounts (collectively "Losses") resulting from the breach by the Indemnifying Member of any provision of this Agreement.

            (b) The Company shall indemnify, defend and hold harmless, to the fullest extent permitted by applicable law, each Covered Person against any Losses arising out of or in connection with the Company's business or affairs or this Agreement, unless such Loss is as a result of such Covered Person's fraud, bad faith, gross negligence or willful misconduct; provided, that an Indemnifying Member's obligations pursuant to Section 11.03(a) shall not constitute a "Loss" for purposes of this Section 11.03(b), and such Indemnifying Member shall not be entitled to indemnification under this Section 11.03(b) to the extent it (or any related Covered Person) suffers a Loss as a result of any matter referred to in Section 11.03(a).


            If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company's business or affairs, or this Agreement or any related document, other than by reason of any act or omission performed or omitted by such Covered Person that was not performed or omitted in good faith on behalf of the Company, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally determined (by arbitration in accordance with Section 13.05) that such Covered Person was not entitled to be indemnified by the Company in connection with such action, suit, proceeding or investigation. If for any reason (other than the bad faith of a Covered Person) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations. The obligations of the Company under this Section 11.03(b) shall be satisfied solely out of and to the extent of the Company's assets, and no Covered Person shall have any personal liability on account thereof.

            SECTION 11.04. Special Indemnification. (a) The Company shall indemnify, defend and hold harmless, to the fullest extent permitted by applicable law, any Person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that such Person is or was an officer of the Company or, while an officer of the Company, is or was serving at the request of the Company as an officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all Losses reasonably incurred by such Person. Subject to the second sentence of Section 11.04(b), the Company shall be required to indemnify or make advances (pursuant to the following paragraph) to a Person in connection with such a proceeding (or part thereof) initiated by such Person only if the initiation of such proceeding (or part thereof) was authorized by the Management Committee by Majority Vote.

            (b) The Company shall pay the reasonable expenses (including reasonable attorneys' fees) incurred by any Person that is or was an officer of the Company or, while an officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any proceeding of the type referred to above in advance of its final disposition; provided, however, that the payment of expenses incurred by such a Person in advance of the final disposition of such proceeding shall be made only upon receipt of an undertaking by or on behalf of such Person to repay all amounts advanced if it should be finally determined that such Person is not entitled to be indemnified under this Section 11.04 or otherwise. If a claim for indemnification or advancement of expenses under this Section 11.04 is not paid in full within sixty (60) calendar days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

            (c) The Company's obligation, if any, to indemnify any Person that was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Person may collect as indemnification from such other company, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.

            (d) The indemnification and advancement of expenses provided by or granted pursuant to this Section 11.04 shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an officer, employee or agent of the Company or other Person indemnified hereunder and shall inure to the benefit of the heirs, executors and administrators of such Person.

                                   ARTICLE XII

                           DISSOLUTION AND TERMINATION

            SECTION 12.01. Dissolution. (a) The Company shall not be dissolved by the admission of Additional Members or Substitute Members pursuant to Section 3.02.

            (b) No Member shall resign from the Company or take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by applicable law, hereby waives any rights to take any such actions under applicable law, including any right to petition a court for judicial dissolution under Section 18-802 of the Delaware Act.

            (c) The Company shall be dissolved and its business wound up upon the earliest to occur of any one of the following events:


            (i) the written agreement of all the Class B Members; or

            (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act, in contravention of this Agreement.

            (d) The resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company shall not in and of itself cause a dissolution of the Company.

            SECTION 12.02. Winding Up of the Company. (a) Upon dissolution, the Company's business shall be liquidated in an orderly manner. The Class B Members shall unanimously appoint a liquidating trustee to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Members.

            (b) The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

            (i) first, to the creditors (including any Members or their respective Affiliates that are creditors) of the Company, to the fullest extent permitted by applicable law, in satisfaction of all of the Company's liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

            (ii) second, to the Members pro rata in accordance with the respective Participation Percentages of their Interests.

            SECTION 12.03. Distribution of Property. In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of property in kind, subject to the priority set forth in Section 12.02, the liquidating trustee shall have the right to compel each Member to accept a distribution of any asset in kind to the extent that the percentage of the asset distributed to such Member differs from a percentage of that asset which is equal to the Participation Percentage of such Member's Interests, with such distribution being based upon the amount of cash that would be distributed to such Members if such property were sold for an amount of cash equal to the fair market value of such property, as determined by the liquidating trustee in good faith.

            SECTION 12.04. Claims of Members. The Members shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or reasonable provision for the payment of all liabilities of the Company are insufficient to return such capital contributions, the Members shall have no recourse against the Company or any Covered Person.

            SECTION 12.05. Termination. The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article XII, and the certificate of formation of the Company shall have been canceled in the manner required by the Delaware Act.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            SECTION 13.01. No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto and, with respect to the provisions of Article XI, each Covered Person.

            SECTION 13.02. Amendment and Waiver. The provisions of Section 6.2 of the Stockholders' Agreement are hereby incorporated by reference herein.

            SECTION 13.03. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance. To the extent that a document, the provisions of which are incorporated by reference herein, states that it is to be governed by and construed in accordance with the laws of another jurisdiction, it shall, when incorporated by reference herein, be governed by, and construed in accordance with, the laws of the State of Delaware as set forth above.

            SECTION 13.04. Notices. The provisions of Section 6.4 of the Stockholders' Agreement are hereby incorporated by reference herein.

            SECTION 13.05. Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto, all of which are a part hereof) and the Reorganization Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

            SECTION 13.06. Headings; References. The provisions of Section 6.6 of the Stockholders' Agreement are hereby incorporated by reference herein.

            SECTION 13.07. Counterparts. The provisions of Section 6.7 of the Stockholders' Agreement are hereby incorporated by reference herein.

            SECTION 13.08. Parties in Interest; Assignment. The provisions of
Section 6.8 of the Stockholders' Agreement are hereby incorporated by reference herein.

            SECTION 13.09. Severability; Enforcement. The provisions of Section
6.9 of the Stockholders' Agreement are hereby incorporated by reference herein.

            SECTION 13.10. Specific Performance. The provisions of Section 6.10 of the Stockholders' Agreement are hereby incorporated by reference herein.

            SECTION 13.11. Arbitration. The provisions of Section 6.11 of the Stockholders' Agreement are hereby incorporated by reference herein.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                Initial Members:

                                 TIME WARNER ENTERTAINMENT
                                 COMPANY, L.P.,


                                        By /s/ Spencer B. Hays
                                           -------------------------


                                 TIME WARNER ENTERTAINMENT -
                                 ADVANCE/NEWHOUSE PARTNERSHIP,

                                        By TIME WARNER ENTERTAINMENT
                                           COMPANY, L.P., General
                                           Partner


                                        By /s/ Spencer B. Hays
                                           -------------------------

                                 FIBRCOM HOLDINGS, L.P.

                                        By FIBRCOM INCORPORATED,
                                           General Partner



                                        By /s/ Susan A. Waxenberg
                                           -------------------------

                                 Distributee Members:


                                 FIBRCOM HOLDINGS, L.P.,

                                        By FIBRCOM INCORPORATED,
                                           General Partner


                                        By /s/ Susan A. Waxenberg
                                           -------------------------


                                 TIME WARNER COMPANIES, INC.


                                        By /s/ Spencer B. Hays
                                           -------------------------


                                AMERICAN TELEVISION AND
                                COMMUNICATIONS CORPORATION,



                                        By /s/ Spencer B. Hays
                                           -------------------------

                                WARNER COMMUNICATIONS, INC.,



                                        By /s/ Spencer B. Hays
                                           -------------------------

                                TW/TAE, INC.,


                                        By /s/ Spencer B. Hays
                                           -------------------------



                                PARAGON COMMUNICATIONS,


                                        By KBL COMMUNICATIONS, INC.,
                                           Managing General Partner


                                        By /s/ Spencer B. Hays
                                           -------------------------


                                MEDIAONE GROUP, INC.,


                                        By /s/ Pearre A. William
                                           -------------------------



                                ADVANCE/NEWHOUSE PARTNERSHIP,


                                        By ADVANCE COMMUNICATION
                                           CORP., General Partner,



                                        By
                                           -------------------------

                                        /s/ Robert J. Miron
                                        -------------------------

                                   Schedule A

                                 Initial Members

Time Warner Entertainment Company, L.P.

Time Warner Entertainment-Advance/Newhouse Partnership

FibrCOM Holdings, L.P.

                                   Schedule B

                               Distributee Members

FibrCOM Holdings, L.P.

Time Warner Companies, Inc.

American Television And Communications Corporation

Warner Communications Inc.

TW/TAE, Inc.

Paragon Communications

MediaOne Group, Inc.

Advance/Newhouse Partnership

                                   Schedule C

                    Participation Percentages of Interests of
                               Distributee Members

Member                                    Participation Percentage

FibrCOM Holdings, L.P.                     6.00000%

Time Warner Companies, Inc.                4.15272%

American Television And
 Communications Corporation               19.07587%

Warner Communications Inc.                27.75883%

TW/TAE, Inc.                               4.15272%

Paragon Communications                     0.80978%

MediaOne Group, Inc.                      18.88341%

Advance/Newhouse Partnership              19.16667%

                                    Exhibit A

                            Form of Charter of Newco

                                                                       EXHIBIT A



                    RESTATED(1) CERTIFICATE OF INCORPORATION

                                       OF

                            TIME WARNER TELECOM INC.

            The undersigned officers of Time Warner Telecom Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:


            (1) The present name of the Corporation is Time Warner Telecom Inc. The Corporation was originally incorporated under the same name, and its original certificate of incorporation was filed with the office of the Secretary
of State of the State of Delaware on [     ].


            (2) This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by unanimous written consent of stockholders in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

            (3) This Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation.

            (4) The text of the certificate of incorporation of the Corporation is amended and restated so as to read in its entirety as follows:

                                    ARTICLE I

                                      Name

            The name of this corporation (hereinafter the "Corporation") is TIME WARNER TELECOM INC.

--------
      (1) In the event that the Corporation is formed pursuant to this Charter, references to "Restated" will need to be deleted from this document and from the By-laws, and the provisions relating to the incorporator will need to be added hereto.

                                   ARTICLE II

                            Address; Registered Agent


            The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                                     Purpose


            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL"); provided, however, that until the earlier of (i) the date that is five years after the date of filing of this Restated Certificate of Incorporation and (ii) the date on which the outstanding shares of Class B Stock (as defined herein) no longer represent at least fifty percent (50%) of the total voting power in the election of directors of the Corporation ("Voting Power") of all outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in such election ("Voting Stock") (the earlier of (i) and (ii) being called the "Termination Date"), the Corporation shall not, directly or indirectly (through a subsidiary or affiliate of the Corporation), engage in the business of providing, offering, packaging, marketing, promoting or branding (alone or jointly with or as an agent for other parties) any Residential Services or engage in the business of producing, packaging, distributing, marketing, hosting, offering, promoting, branding or otherwise providing Content Services, unless such action shall be approved in advance by the affirmative vote of the holders of one hundred percent (100%) of the Voting Power of the outstanding shares of Class B Stock, voting separately as a class.


      "Residential Services" shall mean wireline telecommunications services or other services (including, without limitation, data services) of any nature provided, directly or indirectly, to third party end-users at address locations other than Business Locations. "Business Locations" shall mean (i) address locations that are used solely for business purposes, including, without limitation, public spaces within business locations and governmental offices and (ii) hotels, hospitals, jails and the business offices of residential facilities within educational institutions and within nursing and assisted living complexes.

      "Content Services" means entertainment, information or other content services, whether fixed or interactive, or any services incidental thereto; provided, however, that Content Services shall not include acting solely as a carrier of video, audio or data of unaffiliated third parties by providing transport services, so long as the Corporation has no other direct or indirect pecuniary interest in the transmitted information or content.

                                   ARTICLE IV

                                  Capital Stock

            SECTION 1. Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue
is [      ] shares, consisting of (i) [      ] shares of Common Stock, par value
of $0.01 per share ("Common Stock"), and (ii) [      ] shares of Preferred
Stock, par value of $0.01 per share ("Preferred Stock"). The Common Stock shall
be divided into classes as follows: [      ] shares of Class A Common Stock
("Class A Stock") and [      ] shares of Class B Common Stock ("Class B Stock").

            SECTION 2. Common Stock. (a) Except as otherwise provided in this Restated Certificate of Incorporation, the Class A Stock and the Class B Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

            (b) Subject to provisions of law and the terms of any outstanding Preferred Stock, the holders of the Class A Stock and the Class B Stock shall be entitled to receive dividends or other distributions with respect to such stock, in an equal amount per share, at such times and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series. Dividends and other distributions with respect to the Class A Stock and the Class B Stock shall be payable only when, as and if declared by the Board.

            (c) Subject to the provisions of law and the terms of any outstanding Preferred Stock, if at any time a dividend or other distribution with respect to the Class A Stock or Class B Stock is to be paid in shares of Class A Stock, Class B Stock or any other securities of the Corporation or any other corporation, partnership, limited liability company, trust or legal entity ("Person") (hereinafter sometimes called a "share distribution"), such share distribution shall be declared and paid only as follows, and share distributions declared and paid as follows shall be deemed to be equal distributions for purposes of the preceding paragraph:

      (i) a share distribution (A) consisting of Class A Stock (or Convertible Securities that are convertible into, exchangeable for, or evidence the right to purchase, shares of Class A Stock) to holders of Class A Stock and Class B Stock, on an equal per share basis; or (B) consisting of shares of Class B Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Stock) to holders of Class A Stock and Class B Stock, on an equal per share basis; or (C) consisting of shares of Class A Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock) to holders of Class A Stock and, on an equal per share basis, shares of Class B Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Stock) to holders of Class B Stock; and

      (ii) a share distribution consisting of shares of any class or series of securities of the Corporation or any other Person other than Class A Stock or Class B Stock (and other than Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock or Class B Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Stock and Class B Stock or on the basis of a distribution of one class or series of securities to holders of Class A Stock and another class or series of securities to holders of Class B Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in conversion and share distribution provisions, with holders of shares of Class B Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in conversion and share distribution provisions between the Class A Stock and the Class B Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, conversion and share distribution provisions between the Class A Stock and Class B Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

            As used herein, the term "Subsidiary" means, when used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the Voting Power of such corporation's Voting Stock; and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

            As used herein, the term "Convertible Securities" shall mean any securities of the Corporation (other than any class of Common Stock) that are convertible into, exchangeable for, or evidence the right to purchase any class of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

            (d) If the Corporation shall in any manner reclassify, subdivide or combine the outstanding shares of Class A Stock or Class B Stock, the outstanding shares of the other class of Common Stock shall be proportionally reclassified, subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock or Class B Stock, as the case may be, that have been reclassified, subdivided or combined so as to preserve the relative Voting Power of each class and the relative proportion of the equity of the Corporation represented byeach class immediately prior to the transaction giving rise to an adjustment pursuant to this paragraph.

            (e)

            (i) Each share of Class B Stock may at any time be converted into one fully paid and nonassessable share of Class A Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration of transfer of shares of Class B Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with any necessary transfer tax stamps or funds therefor, if required pursuant to subparagraph (v) of this subsection (e).

            (ii) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Stock in the manner provided in paragraph (i) of this subsection (e) and the payment in cash of any amount required by the provisions of paragraphs (i) and (v) of this subsection (e), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificates representing shares of Class B Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Stock at such time; provided, however, if any such surrender and payment is made on any date when the stock transfer books of the

      Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Stock are to be issued as the record holder or holders thereof shall be treated for all purposes as having become the record holder or holders of such shares immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

            (iii) No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share upon the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

            (iv) The Corporation will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Stock, such number of shares of Class A Stock as shall be issuable upon the conversion of all such outstanding shares; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock by delivery of purchased shares of Class A Stock which are held in the treasury of the Corporation. If any shares of Class A Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares of Class A Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Class A Stock which shall be issued upon conversion of the shares of Class B Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

            (v) The issuance of certificates for shares of Class A Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

            (vi) Any shares of Class B Stock which shall have been converted into Class A Stock at any time pursuant to the provisions of this subsection (e) of this Section 2 shall, after such conversion, have the status of authorized but unissued shares of Class B Stock.

            (f) Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to any preferential or other amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding, the holders of Class A Stock and Class B Stock shall be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably as a single class in proportion to the number of shares held by them.

            (g) The Class A Stock and the Class B Stock are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this Article IV.

            SECTION 3. Preferred Stock. The Board is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

            SECTION 4. Redemption of Capital Stock. Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV creating any series of Preferred Stock, outstanding shares of Class A Common Stock, Preferred Stock or any other class or series of stock of the Corporation, other than Class B Stock, shall always be subject to redemption by the Corporation, by action of the Board, if in the judgment of the Board such action should be taken, pursuant to Section 151(b) of the DGCL (or any other applicable provision of law), to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

            (a) the redemption price of the shares to be redeemed pursuant to this Section 4 shall be equal to the Fair Market Value of such shares;

            (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

            (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

            (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

            (e) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

            (f) such other terms and conditions as the Board shall determine.

For purposes of this Section 4:

            (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

            (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average (unweighted) Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this
      Section 4; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided further, however, that "Fair Market Value" as to any stockholder who purchases his stock within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him. "Closing Price" on any day means the reported last sales price regular way or, in case no such sale takes place, the average of the reported closing bid and asked prices regular way on the New York Stock Exchange Composite Tape, or, if stock of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States registered securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on The Nasdaq Stock Market or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

            (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.

            (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation or its affiliates), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this
      Section 4, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 4 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

            SECTION 5. Stockholder Voting. (a) Except as otherwise provided in this Restated Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Class A Stock and the holders of any outstanding shares of Class B Stock shall vote together without regard to class, and every holder of the outstanding shares of Class A Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Class A Stock standing in such holder's name, and every holder of the outstanding shares of Class B Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Stock standing in such holder's name.

            (b) Until such time as the outstanding shares of Class B Stock no longer represent at least fifty percent (50%) of the Voting Power of the Voting Stock, in addition to any other vote required hereunder or by applicable law (and notwithstanding the fact that a lesser percentage may be specified by law or this Restated Certificate of Incorporation), the affirmative vote of the holders of one hundred percent (100%) of the Voting Power of all outstanding shares of Class B Stock, voting separately as a class, shall be required:

            (i) to amend, alter or repeal any provision of this Restated Certificate of Incorporation, other than an amendment to Article II to change the registered office or registered agent of the Corporation, and other than an amendment effected pursuant to Section 151(g) of the DGCL (or any successor provision thereto); or

            (ii) for (x) the disposition, directly or indirectly, by the Corporation (or by one or more direct or indirect subsidiaries thereof) by sale, merger, new issuances or otherwise, to a Person (other than the Corporation or a direct or indirect wholly owned subsidiary of the Corporation), in any transaction or series of related transactions, of shares of the capital stock of one or more direct or indirect Subsidiaries of the Corporation which, in the aggregate, hold all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis or (y) the disposition, directly or indirectly, by the Corporation (or by one or more direct or indirect subsidiaries thereof) by sale, merger or otherwise, (other than to the Corporation or a direct or indirect wholly owned subsidiary of the Corporation) in any transaction or series of related transactions outside the ordinary course of the business of the Corporation, of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis, except, in each case referred to in the foregoing clauses (x) and (y), for pledges, grants of security interests, security deeds, mortgages or similar encumbrances securing bona fide indebtedness, and any foreclosure in respect thereof.

            (c) In addition to any other vote required hereunder or by applicable law, the affirmative vote of the holders of a majority of the combined Voting Power of the Voting Stock, voting together as a single class, shall be required for (x) the disposition, directly or indirectly, by the Corporation (or by one or more direct or indirect subsidiaries thereof) by sale, merger, new issuances or otherwise, to a Person (other than the Corporation or a direct or indirect wholly owned subsidiary of the Corporation), in any transaction or series of related transactions, of shares of the capital stock of one or more direct or indirect Subsidiaries of the Corporation which, in the aggregate, hold all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis or (y) the disposition, directly or indirectly, by the Corporation (or by one or more direct or indirect subsidiaries thereof) by sale, merger or otherwise, (other than to the Corporation or a direct or indirect wholly owned subsidiary of the Corporation) in any transaction or series of related transactions outside the ordinary course of the business of the Corporation, of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis, except, in each case referred to in the foregoing clauses (x) and (y), for pledges, grants of security interests, security deeds, mortgages or similar encumbrances securing bona fide indebtedness, and any foreclosure in respect thereof.

            (d) Until such time as the outstanding shares of Class B Stock no longer represent at least fifty (50%) percent of the Voting Power of the Voting Stock, in addition to any other vote required hereunder or by applicable law, the affirmative vote of the holders of a majority of the Voting Power of all outstanding shares of Class A Stock, voting separately as a class, shall be required to amend the definition of Termination Date as specified in Article III so as to extend the date specified in clause (i) thereof or to reduce the percentage specified in clause (ii) thereof.

                                    ARTICLE V

                                DGCL Section 203

            The Company hereby expressly elects not to be governed by the provisions of Section 203 of the DGCL, and the restrictions and limitations set forth therein.

                                   ARTICLE VI

                                    Directors

            SECTION 1. Election of Directors. Directors shall be elected at the annual meeting of stockholders, and each director elected shall hold office until such director's successor has been elected and qualified. Directors need not be stockholders of the Corporation.

            SECTION 2. Advance Notice of Nominations; Independent Directors. (a) Advance notice of nominations for the election of directors shall be given in the manner and to the extent permitted provided in the By-laws of the Corporation.

            (b) The Board of Directors' nominees for election as independent directors shall be approved by a committee of the Board comprised of all of the directors other than the Chief Executive Officer and the independent directors; provided, that if the holders of Class B Stock of the Corporation cease to have the right, collectively, to designate at least three nominees to the Board pursuant to the Stockholders' Agreement referred to in Section 3 below, then such committee of the Board shall be comprised of three members, including all the directors designated by the holders of the Class B Stock pursuant to the Stockholders' Agreement, if any, and such other director or directors as shall be determined by majority vote of the whole Board.

            SECTION 3. Number of Directors. Subject to any rights of the holders of any series of Preferred Stock outstanding at any time to elect additional directors to the Board, the number of directors that shall constitute the whole Board of the Corporation shall be determined from time to time pursuant to the
Stockholders' Agreement dated as of [         ], among Time Warner Companies,
Inc., American Television and Communications Corporation, Warner Communications Inc., TW/TAE Inc., FibrCOM Holdings L.P., Paragon Communications, MediaOne Group, Inc., and Advance/Newhouse Partnership (and their successors and permitted assigns) and the Corporation, as amended from time to time, or, if such agreement is no longer in effect, as specified in the By-laws of the Corporation, as the same may be amended from time to time. In the absence of such a provision in such Stockholders' Agreement or the By-laws of the Corporation, the number of directors that shall constitute the whole Board of the Corporation shall be three.


            SECTION 4. Limitation on Director Liability. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  SECTION 5. Removal of Directors; Filling of Newly Created Directorships and Vacancies. (a) Subject to the rights of the holders of any series of Preferred Stock outstanding at any time, directors may be removed from office with or without cause, but only upon the affirmative vote of the holders of a majority of the combined Voting

Power of the Voting Stock, voting together as a single class.

            (b) Subject to the rights of holders of any series of Preferred Stock outstanding at any time, any newly created directorship or vacancy in the office of a director shall be filled only by (A) during the 20 day period following the date such newly created directorship or vacancy comes into existence, the affirmative vote of the remaining directors or the sole remaining director, as the case may be, or (B) if not so filled within such 20 day period, either (i) the affirmative vote of the holders of a majority of the combined Voting Power of the Voting Stock, voting together as a single class, or (ii) the affirmative vote of the remaining directors or the sole remaining director, as the case may be.

                                   ARTICLE VII

                  Provisions Relating to Founding Stockholders


            SECTION 1. Founding Stockholders. In anticipation that the capital stock of Corporation will cease to be owned exclusively, directly or indirectly, by affiliates of Time Warner Inc. ("TW"), MediaOne Group, Inc. and Advance/Newhouse Partnership (collectively and as further defined in Section 4 below, the "Founding Stockholders"), but that the Founding Stockholders will remain, directly or indirectly, stockholders of the Corporation, and in anticipation that the Corporation and the Founding Stockholders may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Founding Stockholders (including service of officers, directors or employees of the Founding Stockholders as directors of the Corporation), the provisions of this Article VII are set forth to regulate, define and guide, to the fullest extent permitted by the DGCL, the conduct of certain affairs of the Corporation as they may involve the Founding Stockholders and their respective officers and directors, and the powers, rights and duties of the Corporation and the Founding Stockholders and their respective officers and directors in connection therewith.


            SECTION 2. Competition and Corporate Opportunities. None of the Founding Stockholders shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation. In the event that any of the Founding Stockholders acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Founding Stockholders and the Corporation, subject to
Section 3 of this Article VIII, none of the Founding Stockholders shall have any duty to communicate or offer such corporate opportunity to the Corporation and any other Founding Stockholders as applicable shall be entitled to pursue or acquire such corporate opportunity for itself or to direct such corporate opportunity to another person or entity. In addition, the fact that a Founding Stockholder shall engage in a particular business activity shall not, of itself, provide a basis for determining that there has been a violation of Section 3 of this Article.

            SECTION 3. Allocation of Corporate Opportunities. The following provisions shall be applicable to the maximum extent consistent with, and permitted by, applicable Delaware law. In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of any of the Founding Stockholders acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and any of the Founding Stockholders, such director, officer or employee of the Corporation shall act in good faith in a manner consistent with the following:

            (a) a corporate opportunity offered to any person who is an officer or employee (whether or not a director) of the Corporation and who is also a director but not an officer or employee of a Founding Stockholder shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of a Founding Stockholder, in which case such opportunity shall belong to the relevant Founding Stockholder;

            (b) a corporate opportunity offered to any person who is a director but not an officer or employee of the Corporation and who is also an officer or employee (whether or not a director) of a Founding Stockholder shall belong to the relevant Founding Stockholder, unless such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation; and

            (c) a corporate opportunity:

                  (i) offered to any other person who is either (A) an officer or employee of both the Corporation and a Founding Stockholder or
            (B) a director of both the Corporation and a Founding Stockholder (but not an officer or employee of the Corporation or any Founding Stockholder), and

                  (ii) that is expressly offered to such person

      (A) in his or her capacity as an officer, employee or director of the Corporation shall belong to the Corporation; and

      (B) in his or her capacity as an officer, employee or director of a Founding Stockholder shall belong to the relevant Founding Stockholder.

            SECTION 4. Certain Matters Deemed Not Corporate Opportunities. (a) In addition to and notwithstanding the foregoing provisions of this Article VII, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article II or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

            (b) For purposes of this Article VII only, (i) the term "Corporation" shall mean the Corporation and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power or similar voting interests, except that for purposes of determining those persons who are directors of the Corporation, such term shall mean the Corporation without regard to any other entities in which it may hold an interest and (ii) the term "Founding Stockholder" shall mean a Founding Stockholder and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities (other than the Corporation) in which such Founding Stockholder beneficially owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power or similar interests and, if a Founding Stockholder is a partnership, shall also include those entities which constitute its corporate general partners, except that for purposes of determining those persons who are directors of Founding Stockholders, such term shall mean Time Warner Inc., U S West Media Group, Inc. and, in the case of Advance/Newhouse Partnership, Advance Communication Corp. and Newhouse Broadcasting Corporation, its general partners.

            SECTION 5. Expiration of Certain Provisions. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the provisions of this Article VII shall expire as to any Founding Stockholder on the date that both (i) such Founding Stockholder ceases to own beneficially Common Stock representing at least 5% of the number of outstanding shares of Common Stock of the Corporation and (ii) no person who is a director or officer of the Corporation is also a director or officer of such Founding Stockholder. Neither the alteration, amendment, change or repeal of any provision of this
Article VII nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with any provision of this Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

            SECTION 6. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VII.

                                  ARTICLE VIII

                              Stockholder Meetings

            SECTION 1. Meetings Generally. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

            SECTION 2. Special Meetings. Special meetings of the stockholders shall be called only (i) upon written request of the holders of not less than a majority of the total voting power of the outstanding capital stock of the Corporation entitled to vote at such meeting or (ii) upon request of any director. Special meetings of the stockholders may be held at such time and place as may be stated in the notice of meeting.

                                   ARTICLE IX

                                     By-laws

            In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of a majority of the combined Voting Power of the Voting Stock, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws.

            IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be duly executed this    day of [       ], 1998.

                                          TIME WARNER TELECOM INC.,
                                          a Delaware corporation,


                                          -----------------------
                                          Name:
                                          Title:

                                    Exhibit B

                            Form of By-laws of Newco

                                                                       EXHIBIT B



                                     BY-LAWS

                                       OF

                            TIME WARNER TELECOM INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                OFFICES AND AGENT


            SECTION 1. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


            SECTION 2. Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or as the business of the Corporation shall require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at any place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof. Adjournments of meetings may be held at the place at which the meeting adjourned is being held, or at any other place determined by the Board, whether or not a quorum shall have been present at such meeting.

            SECTION 2. Annual Meetings. To the extent required by applicable law or the Restated Certificate of Incorporation of the Corporation, an annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and on such date as shall be determined by the Board and stated in the notice of the meeting.

            SECTION 3. Special Meetings. Except as otherwise provided by applicable law, special meetings of the stockholders shall be called only in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation.

            SECTION 4. Notice of Meetings. Written notice of stockholder meetings, stating the time, place and date, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary to each stockholder entitled to vote at such meeting, at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by applicable law.

            SECTION 5. Quorum. Except as otherwise provided by applicable law or by the Restated Certificate of Incorporation of the Corporation, the holders of a majority in total voting power of the outstanding capital stock of the Corporation entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders; provided, that where a separate vote by a class or series of capital stock is required, the holders of a majority in total voting power of the outstanding capital stock of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such vote on such matter. In the absence of a quorum, the Chairman of the meeting or the holders of a majority in voting power of the capital stock entitled to vote thereat that are present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which may have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a written notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting, unless a different period is prescribed by applicable law.

            SECTION 6. Proxies. Any stockholder entitled to vote at a meeting of the stockholders may do so in person or by proxy appointed by such stockholder or by such stockholder's attorney thereto authorized, and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of the applicable meeting in order to be counted in any vote at such meeting.

            SECTION 7. Voting. Except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, and except for the election of directors, any question brought before any meeting of the stockholders at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy and entitled to vote on the applicable subject matter.

            SECTION 8. Organization; Order of Business. (a) At every meeting of stockholders, the Chairman of the Board, or in such person's absence, the President, or in the absence of both of them, any Vice President, shall act as Chairman of the meeting. In the absence of the Chairman of the Board, the President, and all Vice Presidents, the Board, or if the Board fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as Chairman of any meeting. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

            (b) (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any annual meeting of the stockholders, only (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors of the Corporation or (iii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this
Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8.

            (2) For nominations or business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder's notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iv) the class or series and number of shares of the Corporation which are beneficially owned by the stockholder; (v) any material interest of the stockholder in such business; (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (vii) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such stockholder's nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation.

            (c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who is a holder of record at the time of the giving of notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this
Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors of the Corporation, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, such notice must meet the requirements of either of the last two sentences of paragraph (b)(2) above.

            (d) Only such persons who are nominated in accordance with this
Section 8 (including, for avoidance of doubt, pursuant to the last sentence of paragraph (b)(2) above) shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8 (including, for avoidance of doubt, pursuant to the last sentence of paragraph (b)(2) above). The Chairman of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a stockholder solicits proxies in support of such stockholder's nominee or proposal without such stockholder having made the representation required by clause (vii) of paragraph (b)(2) above.

            SECTION 9. Action by Written Consent. Except as otherwise provided by applicable law or by the Restated Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.

            SECTION 10. Voting List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present.

            SECTION 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

            SECTION 12. Record Date. In order that the Corporation may determine the stockholders entitled to (i) notice of or to vote at any meeting of the stockholders or any adjournment thereof, (ii) unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, express consent to corporate action by written consent without a meeting or (iii) receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or (iv) for the purpose of any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall, unless otherwise required by law, not be: (a) in the case of clause (i) above, more than sixty nor less than ten days before the date of such meeting, (b) in the case of clause (ii) above, more than ten days after the date upon which the resolution fixing the record date was adopted by the Board, and (c) in the case of any other action, more than sixty days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Restated Certificate of Incorporation of the Corporation), when no prior action by the Board is required under the General Corporation Law of the State of Delaware, as amended from time to time (the "General Corporation Law"), shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and when prior action by the Board is required under the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

            SECTION 13. Inspectors of Election. The Corporation may, and at the request of any stockholder or if required by law shall, before or at each meeting of stockholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairman of the meeting may, and at the request of any stockholder or if required by law shall, appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of outstanding shares of capital stock of the Corporation and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of the stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                   ARTICLE III

                               BOARD OF DIRECTORS

            SECTION 1. General Powers. The business of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of applicable law, the Restated Certificate of Incorporation of the Corporation and these By-laws; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.


            SECTION 2. Number of Directors. Subject to any rights of the holders of any series of Preferred Stock of the Corporation outstanding at any time to elect additional directors to the Board, the number of directors that shall constitute the entire Board of the Corporation shall be determined from time to time pursuant to the Stockholders' Agreement dated as of [ ], among Time

Warner Companies, Inc., American Television and Communications Corporation, Warner Communications Inc., TW/TAE Inc., FibrCOM Holdings L.P., Paragon Communications, MediaOne Group, Inc., and Advance/Newhouse Partnership (and their successors and permitted assigns) and the Corporation, as amended from time to time, or, if such agreement is no longer in effect, the number of directors that shall constitute the entire Board of the Corporation shall be not less than three members, the exact number of which shall from time to time be determined by resolution of the Board.


            SECTION 3. Election of Directors. (a) Except as otherwise required by statute or by the Restated Certificate of Incorporation of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares of Class A Common Stock of the Corporation and Class B Common Stock of the Corporation, voting together as a single class.

            (b) Subject to the provisions of the Restated Certificate of Incorporation of the Corporation and to this Article III, each director shall serve until the next succeeding annual meeting of stockholders and until his or her respective successor has been duly elected and qualified.


            SECTION 4. Independent Directors. For so long as any class of capital stock of the Corporation is traded on a national securities exchange or authorized for quotation on any nationally recognized over-the-counter quotation system, the Board shall have at least two independent directors in compliance with the requirements of any such national securities exchange or quotation system then applicable to the Corporation. The Board's nominees for election as independent directors shall be approved by a committee of the Board as set forth in the Restated Certificate of Incorporation of the Corporation.


            SECTION 5. Resignations. Any director of the Corporation may resign at any time, by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect after receipt of the applicable written notice of resignation by the Board, the Chairman of the Board, the President or the Secretary of the Corporation at the time specified in such written notice or, if no time is specified, immediately upon receipt of such written notice by the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise



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                                                                              10


specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 6. Removal of Directors. Directors may only be removed as provided in Section 5 of Article VI of the Restated Certificate of Incorporation of the Corporation.

            SECTION 7. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board occurring for any other reason shall be filled in accordance with Section 5 of Article VI of the Restated Certificate of Incorporation of the Corporation.

            SECTION 8. Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. The Chairman of the Board shall perform such duties as may from time to time be assigned by the Board. The Chairman of the Board shall be subject to the control of and may be removed from such office by the Board.

            SECTION 9. Annual Meetings. The Board shall meet for the election of officers and the transaction of other business as soon as practicable after each annual meeting of the stockholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum is present. Such meeting may be held at any other time or place specified in a notice given as hereinafter provided for regular meetings of the Board.

            SECTION 10. Regular Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. Notice of each regular meeting shall be furnished in writing to each member of the Board not less than five days in advance of such meeting, unless such notice requirement is waived in writing by each such member.

            SECTION 11. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, and shall be called by the President or the Secretary of the Corporation upon the written request of not less than a majority of the members of the Board then in office. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board by



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                                                                              11


mail at least ten days before the meeting, or by facsimile, telegram, cable or personal service at least three days before the meeting, unless such notice requirement is waived in writing by each director. Unless otherwise stated in the notice thereof, any and all business shall be transacted at any meeting without specification of such business in the notice.

            SECTION 12. Quorum. Except as otherwise required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. For purposes of these By-laws, "the entire Board" means the total number of directors which the Corporation would have if there were no vacancies or unfilled newly created directorships.

            SECTION 13. Manner of Acting. (a) Except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these Bylaws, and except for those matters that may be specified in the Restated Certificate of Incorporation of the Corporation as requiring stockholder approval, all matters presented to the Board (or a committee thereof) shall be approved by the affirmative vote of a majority of the directors present at any meeting of the Board (or such committee) at which there is a quorum (the foregoing is referred to herein as a "simple majority").

            (b) Except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, the Board may from time to time, by resolution of a simple majority of the Board, specify, amend, supplement, substitute, remove or add matters that may not be effected by the Corporation without the affirmative vote of a simple majority of the Board.

            SECTION 14. Organization. Meetings shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by such other person as the directors may select. The Board shall keep written minutes of its meetings. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

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                                                                              12


            SECTION 15. Action by Written Consent. Unless otherwise required by the Restated Certificate of Incorporation of the Corporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee thereof.

            SECTION 16. Meetings by Means of Conference Telephone. Unless otherwise required by the Restated Certificate of Incorporation of the Corporation or these Bylaws, members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 16 shall constitute presence in person at such meeting.

            SECTION 17. Compensation. The directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to performance of their duties as the Board shall from time to time determine by resolution. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

            SECTION 1. Constitution and Powers. Except as provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, the Board may, by resolution of a simple majority of its members, designate one or more committees. Except as provided in these By-laws, each committee shall consist of one or more directors of the Corporation. Except as provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, the Board, by a simple majority vote of its members, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any matters which would not otherwise require a higher vote than a simple majority vote of the Board. Except as required by applicable law, the



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                                                                              13


Restated Certificate of Incorporation of the Corporation or these By-laws, for those matters that require a higher vote of the Board than a simple majority vote, the Board, by such requisite higher vote, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any such matters requiring such requisite higher vote.

            SECTION 2. Organization of Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee that may be established by the Board may fix its own rules and procedures. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to them. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.

            SECTION 3. Executive Committee. The Board, by the affirmative vote of all the members of the entire Board may designate an executive committee of the Board to manage and operate the affairs of the Corporation. Except as provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, such executive committee shall exercise all powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that an executive committee shall not have the authority to approve any matters which (pursuant to applicable law, the Restated Certificate of Incorporation of the Corporation or these Bylaws) require a higher vote than a simple majority vote of the Board, unless the resolution establishing such executive committee (or vesting such executive committee with such authority) states otherwise and such resolution is approved by such requisite higher vote. The executive committee shall report to the Board not less often than quarterly.

                                    ARTICLE V

                                    OFFICERS

            SECTION 1. Officers. The Board shall elect a Chairman of the Board, a Chief Executive Officer, a



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

President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer and a Secretary. The Chairman of the Board and the Chief Executive Officer shall be chosen from the Board. The Board may elect from time to time such other officers as, in the opinion of the Board, are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person, provided, however, that the President shall not hold any other office except that of Chairman of the Board and/or Chief Executive Officer.

            SECTION 2. Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board may enter into and execute in the name of the Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chairman of the Board shall be a senior officer of the Corporation and in case of the inability or failure of the President to perform his or her duties, the Chairman of the Board shall perform the duties of the President. In addition, the Chairman of the Board shall perform such other duties as may from time to time be assigned to such officer by the Board.

            SECTION 3. Chief Executive Officer. The Chief Executive Officer shall have supervisory authority over the business, affairs and property of the Corporation, and over the activities of the President and other executive officers of the Corporation (excluding the Chairman of the Board). In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board. If the Board shall not have elected another person to such office, the President shall be the Chief Executive Officer. If so elected by the Board, the Chairman of the Board may be the Chief Executive Officer.

            SECTION 4. President. The President shall be the chief operating officer of the Corporation and shall have general supervision of the daily business, affairs and property of the Corporation. The President shall have the power to appoint and terminate the appointment or election of officers, agents or employees other than those appointed or elected by the Board. The President may enter into and execute in the name of the Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. In general, the President shall have all authority incident to the office of President and chief operating officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board. The President shall, at the request or in the absence or disability of the Chairman of the Board or the Chief Executive Officer, perform the duties and exercise the powers of such officer.

            SECTION 5. Vice Presidents. The Vice Presidents shall have such powers and shall perform such duties as may from time to time be assigned to them by the Chairman of the Board, the President, the executive committee, if any, or the Board. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board.

            SECTION 6. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Chairman of the Board, the President, the executive committee, if any, or the Board. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board.

            SECTION 7. Treasurer. The Treasurer shall, if required by the Chairman of the Board, the President, the executive committee, if any, the Board or any other officer to whom the Treasurer reports, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. Unless the Board otherwise declares by resolution, the Treasurer shall have custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies, or other depositories as the Board may designate; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board, and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer's direction, full and adequate accounts of all money received and paid by the Treasurer for the account of the Corporation; render to the Board, any duly authorized committee of directors, the Chairman of the Board, the President or any officer to whom the Treasurer reports, whenever they or any of them,



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
respectively, shall require the Treasurer to do so, an account of the financial condition of the Corporation and of all transactions of the Treasurer; and, in general, have all authority incident to the office of Treasurer and such other authority and perform such other duties as from time to time may be assigned by the Board. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and have such other powers as the Board may from time to time prescribe.

            SECTION 8. Secretary. The Secretary shall act as Secretary of all meetings of the stockholders and of the Board; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of stockholders and of the Board are duly given; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these By-laws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed, all of which shall, at all reasonable times, be open to the examination of any director; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as from time to time may be assigned by the Board.

            SECTION 9. Removal. Any officer may be terminated or removed from office, either with or without cause, by the Board at any meeting thereof or by written consent, provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            SECTION 10. Resignation. Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 11. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board, or if such officer was appointed by the Chairman of the Board or the President, then by the Chairman of the Board or the President, as applicable.

            SECTION 12. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer, with approval of the Chairman of the Board or the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Treasurer shall deem necessary or appropriate, provided that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chairman of the Board or the President of the Corporation.

            SECTION 13. Voting of Stock Held. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or directed by the Board, the Chairman of the Board and the President may from time to time personally or by an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, limited liability company, partnership, trust or legal entity ("Person") any of the stock or securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such Person, or consent in writing to any action by any such Person, and may instruct any person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as the Secretary may deem necessary or proper in the premises; or may attend any meeting of the holders of stock or other securities of any such Person and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such Person.

                                   ARTICLE VI

                                  CAPITAL STOCK

            SECTION 1. Form of Certificates. (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board, the President or any of the Vice Presidents and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

            (b) For each class or series of stock that the Corporation shall be authorized to issue, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent each class or series of stock, provided that, except as otherwise required by Section 202 of the GCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder that so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

            SECTION 2. Signatures. Any or all signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar that has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

            SECTION 3. Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

            SECTION 4. Transfers. Except as otherwise prescribed by applicable law or by the Restated Certificate of Incorporation of the Corporation, and subject to any transfer restrictions applicable thereto and conspicuously noted on the stock certificate, stock of the Corporation shall be transferable in the manner prescribed in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed. Every certificate exchanged, returned or surrendered shall be marked "Canceled," with the date of cancelation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its stockholders or creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

            SECTION 5. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

            SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

            SECTION 7. Regulations. Except as otherwise provided by applicable law or in the Restated Certificate of Incorporation of the Corporation, the Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancelation and replacement of certificates representing stock of the Corporation.

            SECTION 8. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions in the Restated Certificate of Incorporation of the Corporation, may be declared by the Board at any regular or special meeting, and may be paid in cash, in property, or in securities of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

                                   ARTICLE VII

                                 INDEMNIFICATION

            SECTION 1. Directors' Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person in connection with such proceeding or any claim made in connection therewith. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 1 of Article VII. Subject to the second sentence of the next paragraph, the Corporation shall be required to indemnify or make advances to a person in connection with a Proceeding (or part thereof) initiated by such person only if the initiation of such Proceeding (or part thereof) was authorized by the Board.

            The Corporation shall pay the expenses (including attorneys' fees) incurred by any person that is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by such a person in defending any Proceeding in advance of its final disposition shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Section 1 of Article VII or otherwise. If a claim for indemnification or payment of expenses under this Section 1 of Article VII is not paid in full within sixty (60) calendar days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

            The rights conferred on any person by this Section 1 of Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, these By-laws, agreement, vote of stockholders or resolution of disinterested directors or otherwise. The Corporation's obligation, if any, to indemnify any person that was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.

            Any amendment, modification or repeal of the foregoing provisions of this Section 1 of Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

            SECTION 2. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or other person indemnified hereunder and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            SECTION 1. Books and Records. The books and record of the Corporation may be kept at such places within to time determine.

            SECTION 2. Seal. The Board shall approve a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation, the year of its incorporation and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

            SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be determined and may be changed by resolution of the Board.

            SECTION 4. Notices and Waivers Thereof. (a) Whenever written notice is required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws to be given to any director, member of a committee or stockholder, such notice may be given personally, or by mail, or in the case of directors or officers, by facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by facsimile transmission shall be deemed to have been given upon confirmation of receipt by the addressee.

            (b) Whenever any notice is required by applicable law, the Restated Certificate of Incorporation of the Corporation, or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors needs to be specified in any written waiver of notice unless so required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws.

            SECTION 5. Amendments. These By-laws may be amended only as set forth in Article IX of the Restated Certificate of Incorporation of the Corporation.

            SECTION 6. Saving Clause. These By-laws are subject to the provisions of the Restated Certificate of Incorporation of the Corporation and applicable law. If any provision of these By-laws is inconsistent with the Restated Certificate of Incorporation of the Corporation or the General Corporation Law, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these By-laws.

                                    Exhibit C

                Form of Stockholders' Agreement of Newco

                             STOCKHOLDERS' AGREEMENT


            AGREEMENT, dated as of ________, 1998, among TIME WARNER TELECOM INC., a Delaware corporation (the "Company"), TIME WARNER COMPANIES, INC., a Delaware corporation ("TWX"), AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION, a Delaware corporation ("ATC"), WARNER COMMUNICATIONS INC., a Delaware corporation ("WCI"), TW/TAE, INC., a Delaware corporation ("TW/TAE"), FIBRCOM HOLDINGS, L.P., a Delaware limited partnership that is owned by TW/KBLCOM INC., a Delaware corporation ("TW/KBLCOM"), PARAGON COMMUNICATIONS, a Colorado general partnership ("Paragon" and, together with TWX, ATC, WCI, TWI/TAE and TW/KBLCOM, the "TW Stockholders"), MEDIAONE GROUP, INC. (formerly U S WEST Multimedia Communications, Inc.), a Colorado corporation (the "MediaOne Stockholder"), and ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership ("A/N").


                              W I T N E S S E T H:

            WHEREAS, the TW Stockholders, the MediaOne Stockholder and A/N own all of the issued and outstanding shares of Class B Common Stock of the Company; and

            WHEREAS, the parties hereto desire to set forth herein their agreement concerning the composition of the Board of Directors of the Company, the ownership and transfer of the Common Stock of the Company and such other matters as are set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person and shall include, with respect to A/N, any Newhouse Family Member.

For purposes of this Agreement, neither the Company, nor any Person controlled by the Company, shall be deemed to be an Affiliate of a Principal Stockholder.

            "Agreement" shall mean this Stockholders' Agreement, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

            "beneficially own" (and beneficial ownership, owned beneficially and other correlative terms) is defined in Rule 13d-3 promulgated under the Exchange Act; provided, however, that a party shall not be deemed to beneficially own securities merely as a result of the voting agreements set forth in this Agreement.

            "A/N Stockholder Group" shall mean A/N and any other Affiliates of A/N that become parties to this Agreement pursuant to Section 3.3.

            "Board" shall mean the Board of Directors of the Company.

            "Business Day" shall mean any day (other than a day which is a Saturday or Sunday) on which banks are permitted to be open for business in the City of New York.

            "CEO" shall mean the officer elected by the Board as the chief executive officer of the Company.

            "Certificate of Incorporation" shall mean, as of any date, the Restated Certificate of Incorporation of the Company as in effect on such date.

            "Class A Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

            "Class B Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of the Company.

            "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

            "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of equity securities or voting securities, by contract or otherwise.

            "Controlled Affiliate" shall mean, with respect to any Person as of any relevant date, shall mean the Parent of such Person and each Subsidiary of such Parent.

            "Distribution" shall mean the distribution by a Parent to its stockholders (whether by divided, redemption, exchange, merger or otherwise) of the capital stock of a Subsidiary of such Parent the assets of which include all of the shares of Common Stock beneficially owned by such Parent.

            "Equity Securities" shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act, and in any event includes any security having the attendant right to vote for directors or similar representatives.

            "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Independent Director" shall mean a director who is neither employed by nor affiliated with the Company or any Principal Stockholder.

            "Indirect Transfer" shall mean a Transfer of common stock or other equity interests of a Principal Stockholder or of a Person (other than the Parent of such Principal Stockholder) of which such Principal Stockholder is a direct or indirect Subsidiary to any Person after giving effect to which such Principal Stockholder is no longer a Subsidiary of the Person that was its Parent prior to such Transfer; provided, however, that a Distribution shall not constitute an "Indirect Transfer."

            "MediaOne" shall mean MediaOne Group, Inc. (formerly U S WEST, Inc.), a Delaware corporation.

            "MediaOne Stockholder Group" shall mean the MediaOne Stockholder and any other Affiliates of MediaOne that become parties to this Agreement pursuant to Section 3.3.

            "Monetizing Securities" shall mean any security which is convertible into or exchangeable for Class A Common Stock. As used herein, "Monetizing Securities" offered by an Eligible Holder or its Parent shall include securities offered by an independent trust established at the request of such Eligible Holder or its Parent.

            "NASD" shall mean the National Association of Securities Dealers.

            "Newhouse Family Member" shall mean any Person who is a lineal descendant (including adoptees) of Meyer and Rose Newhouse, or any Person which is wholly-owned directly or indirectly by one or more of such lineal descendants, or the trustee of any trust, or a custodian under the Uniform Gift to Minors Act or similar fiduciary, the primary beneficiaries of which (or the primary income beneficiaries of which, in the case of a charitable remainder or similar trust) include only one or more of such lineal descendants (provided that such trust may grant a general or special power of appointment to any such Person and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of any such Person, payable by reason of the death of such Person, as applicable) or the executor, administrator, guardian or personal representative of the estate of any such lineal descendant.

            "Nominating Committee" shall mean (i) so long as the Principal Stockholder Groups have the right to designate a total of at least three Agreed Nominees pursuant to Section 2.1(c), a committee of the Board comprised of all of the members of the Board other than the CEO and the Independent Directors and
(ii) if the Principal Stockholder Groups have the right to designate a total of less than three Agreed Nominees pursuant to Section 2.1(c), a committee of three members of the Board comprised of all Agreed Nominees designated by the Principal Stockholder Groups and such other director or directors as shall be determined by majority vote of the Board.

            "Ownership Percentage" shall mean, with respect to any Principal Stockholder Group as of any date, the percentage determined by multiplying 100 by a fraction (x) the numerator of which is the number of shares of Common Stock beneficially owned by the members of such Principal Stockholder Group as of such date and (y) the denominator of which is the aggregate issued and outstanding shares of Common Stock as of such date (rounded to the nearest one-hundredth (or if there shall not be a nearest one-hundredth, to the next highest one-hundredth).

            "Parent" shall mean, with respect to any Person as of any relevant date, such Person (i) if it is its own ultimate parent entity (within the meaning of the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as in effect on the date hereof) or (ii) if it has no ultimate parent entity that is a corporation or partnership; otherwise, "Parent" shall mean such ultimate (corporate or partnership) parent entity of such Person as so defined.

            "Person" shall mean an individual, corporation, limited liability company, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

            "Principal Stockholder" shall mean each of the TW Stockholders, the MediaOne Stockholder, A/N and any other Person that becomes a party to this Agreement pursuant to Section 3.3, Section 3.4 or Section 3.5.

            "Principal Stockholder Group" shall mean (i) the TW Stockholder Group, (ii) the MediaOne Stockholder Group, (iii) the A/N Stockholder Group or
(iv) any other Principal Stockholder that becomes a party to this Agreement pursuant to Section 3.4 or 3.5, together with any transferees of such Principal Stockholder that become parties to this Agreement pursuant to Section 3.3.

            "Public Offering" shall mean an offering of Class A Common Stock in compliance with Section 5 of the Securities Act pursuant to a registration statement on a form applicable to the sale of securities to the general public.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Subsidiary" of any Parent shall mean a Person (a)(i) more than fifty percent of the voting power of the outstanding shares or securities of which (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly through one or more Subsidiaries, by such Parent or (ii) which does not have outstanding shares or securities, but more than fifty percent of the ownership interests of which representing the right to make the decisions for such Person are owned or controlled, directly or indirectly through one or more Subsidiaries, by such Parent and (b) that in either case is controlled by such Parent; provided, however, that in each case, such Person shall be deemed to be a Subsidiary of such Parent only for so long as the foregoing requirements remain satisfied.

            "Transfer" shall mean to directly offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding (other than this Agreement) with respect to or consent to the direct offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of. Without limiting the foregoing, any redemption, purchase or other acquisition in any manner (whether or not for consideration) by the Company of any Common Stock shall be deemed to be a Transfer of such security. The terms "Transferred," "Transferee" and similar variations shall have correlative meanings.

            "TWE" shall mean Time Warner Entertainment Company, L.P., a Delaware limited partnership.

            "TWE-A/N" shall mean Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership.

            "TW Stockholder Group" shall mean the TW Stockholders and any other Affiliates of TWX that become parties to this Agreement pursuant to Section 3.3.

            1.2 Terms Defined Elsewhere in the Agreement. For purposes of this Agreement, the following terms shall have the meanings set forth in the sections indicated:

        Term                                                             Section
        ----                                                             -------
      A/N...............................................................recitals
      Agreed Nominee......................................................2.1(b)
      Company Notice......................................................4.1(a)
      Demand Notice.......................................................4.1(a)
      Demand Registrations................................................4.1(a)
      Eligible Holder.................................................... 4.1(a)
      First Refusal Electing Stockholder..................................3.4(b)
      First Refusal Notice of Sale........................................3.4(a)
      First Refusal Rejection Date........................................3.4(d)
      First Refusal Shares................................................3.4(a)
      First Refusal Stockholders..........................................3.4(a)
      First Refusal Termination Date......................................3.4(f)
      Incidental Registration ............................................4.2(a)

      Indemnified Party...................................................4.6(c)
      Indemnifying Party..................................................4.6(c)
      Inspectors..........................................................4.4(g)
      Maximum Amount......................................................4.1(e)
      MediaOne Stockholder..............................................recitals
      Minimum Condition...................................................4.1(a)
      Qualifying First Offer Amount.......................................3.4(a)
      Records.............................................................4.4(g)
      Reorganization Agreement..........................................recitals
      Selling Stockholders................................................3.4(a)
      Tag Notice of Sale..................................................3.5(e)
      Tag Offer...........................................................3.5(a)
      Tag Offeror.........................................................3.5(a)
      Tag Shares..........................................................3.5(a)
      Tag Stockholders....................................................3.5(a)
      Third Party Offer...................................................3.4(a)
      Third Party Offeror.................................................3.4(a)
      TW Selling Stockholders.............................................3.5(a)
      TW Stockholders...................................................recitals
      TW Shares...........................................................3.5(a)

            1.2. Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) The terms "dollars" and "$" shall mean United States dollars.

                                   ARTICLE II

                       BOARD OF DIRECTORS AND STOCKHOLDERS

            2.1. Composition of the Board. (a) The Board shall initially consist of 10 directors. In the event the right of any Principal Stockholder Group to designate one or more Agreed Nominees pursuant to Section 2.1(c)(i) terminates, the size of the Board shall be reduced by a number of directors equal to the number of Agreed Nominees as to which such right to nominate has terminated; provided, however, that in no circumstances shall the Board consist of less than six directors. Individuals to serve on the Board shall be nominated in accordance with this Agreement and nomination procedures established by the Board, the Company's By-Laws and the rules and regulations of the SEC and the principal stock exchange or association, if any, on which the Common Stock is listed. Directors shall be elected in accordance with the Certificate of Incorporation, the Company's By-Laws and the General Corporation Law of Delaware.


            (b) For purposes of this Agreement, an individual designated as a director in accordance with Section 2.1(c) or Section 2.3 is referred to as an "Agreed Nominee." No Principal Stockholder shall nominate any individual to serve as a director of the Company except an individual designated as an Agreed Nominee pursuant to the provisions of Section 2.1(c) or Section 2.3. A Principal Stockholder may nominate for election as a director any individual designated by its Principal Stockholder Group as an Agreed Nominee pursuant to Section 2.1(c)(i) or Section 2.3 or any individual designated as Agreed Nominee pursuant to Section 2.1(c)(ii) if, in any such case, such individual was not duly nominated in connection with such election by the Board or a nominating committee of the Board pursuant to the Company's nomination procedures. Each Principal Stockholder hereby agrees to vote (x) all shares of Common Stock held of record or owned beneficially by such Principal Stockholder at the time of such vote or action by written consent and (y) all shares of Common Stock as to which such Principal Stockholder at the time of such vote or action by written consent has voting control, in each case (A) in favor of the election to the Board of the Agreed Nominees designated in accordance with Section 2.1(c) and
Section 2.3 and (B) against any other individual nominated to serve as a director of the Company.

            (c) The Agreed Nominees shall be designated as follows:

            (i) (A) So long as the TW Stockholder Group has an Ownership Percentage which is greater than or equal to 18.88% (as adjusted from time to time pursuant to Section 2.5), the TW Stockholder Group shall have the right to designate three Agreed Nominees. If the TW Stockholder Group has an Ownership Percentage which is less than 18.88% (as adjusted from time to time pursuant to Section 2.5), the TW Stockholder Group shall have the right to designate a number of Agreed Nominees determined in accordance with the following table (with the percentages set forth in such table being adjusted from time to time pursuant to Section 2.5).

               TW Stockholder Group                              Number of
               Ownership Percentage                              Agreed Nominees
               --------------------                              ---------------
               14.16% to 18.87%                                        2
               9.44% to 14.15%                                         1
               less than 9.44%                                         0

            (B) So long as the TW Stockholder Group has an Ownership Percentage which is greater than or equal to 18.88% (as adjusted from time to time pursuant to Section 2.5), the MediaOne Stockholder Group shall have the right to designate a number of Agreed Nominees determined in accordance with the following table (with the percentages set forth in such table being adjusted from time to time pursuant to Section 2.5).

               MediaOne
               Stockholder Group                                 Number of
               Ownership Percentage                              Agreed Nominees
               --------------------                              ---------------
               9.44% or greater                                        3
               less than 9.44%                                         0

If the TW Stockholder Group has an Ownership Percentage which is less than 18.88% (as adjusted from time to time pursuant to Section 2.5), the MediaOne Stockholder Group shall have the right to designate a number of Agreed Nominees determined in accordance with the following table (with the percentages set forth in such table being adjusted from time to time pursuant to Section 2.5).

               MediaOne
               Stockholder Group                                 Number of
               Ownership Percentage                              Agreed Nominees
               --------------------                              ---------------
               18.88% or greater                                        3
               14.16% to 18.87%                                         2
               9.44% to 14.15%                                          1
               less than 9.44%                                          0


            (C) So long as the A/N Stockholder Group has an Ownership Percentage which is greater than or equal to 9.44% (as adjusted from time to time pursuant to Section 2.5), the A/N Stockholder Group shall have the right to designate one Agreed Nominee. If the A/N Stockholder Group has an Ownership Percentage of less than 9.44% (as adjusted from time to time pursuant to Section 2.5), the A/N Stockholder Group shall not have the right to designate any Agreed Nominees.

            (D) Except as set forth below, the members of a Principal Stockholder Group shall not have the right to Transfer or effect an Indirect Transfer of the rights of such Principal Stockholder Group to designate Agreed Nominees (and any Indirect Transfer shall result in the termination of the rights of such Principal Stockholder Group to designate Agreed Nominees). The members of a Principal Stockholder Group shall have the right to Transfer (or effect an Indirect Transfer of) all, but not less than all, of the rights of such Principal Stockholder Group to designate Agreed Nominees pursuant to this
Section 2.1(c)(i) in connection with the Transfer (or Indirect Transfer) by such Principal Stockholders of all of the shares of Class B Common Stock owned by them pursuant to the provisions of Section 3.4 or 3.5. In such event, the acquiring Principal Stockholder Group (and any future Principal Stockholder Group to which such Principal Stockholder Group transfers its shares of Class B Common Stock in accordance with the provisions of Section 3.4 or 3.5) shall have the right to designate Agreed Nominees in the same circumstances as the transferring Principal Stockholder Group had the right to designate Agreed Nominees as set forth in Section 2.1(c)(i). It is acknowledged and agreed that the Transfer of all or a portion of the capital stock of a Parent of a Principal Stockholder Group (or the consummation of any other indirect transaction which does not constitute an Indirect Transfer) shall not result in the termination of the rights of such Principal Stockholder Group to designate Agreed Nominees.

            (ii) The CEO shall be an Agreed Nominee.

            (iii) Two individuals nominated by the Nominating Committee shall be Agreed Nominees if such individuals would be Independent Directors at the time of their election and are approved by a majority of the members of the Nominating Committee.

            (iv) If the Principal Stockholder Groups do not have the right to designate at least three Agreed Nominees pursuant to this Section 2.1(c), the Nominating Committee shall have the right to designate a number of Agreed Nominees equal to the difference between (x) three and (y) the number of Agreed Nominees which the Principal Stockholder Groups have the right to designate at such time (such Agreed Nominees being "Other Directors").

            (d) The Principal Stockholder Groups agree that the initial Board shall consist of the Agreed Nominees listed on Annex A hereto and shall cause such Agreed Nominees to be elected as directors promptly following the date hereof to serve until the next annual meeting of the stockholders of the Company. Thereafter, Agreed Nominees shall be designated as described in this
Section 2.1 prior to each annual meeting of the stockholders of the Company in a manner that is consistent with the rules and regulations of the SEC and the principal stock exchange or association, if any, on which the Common Stock is listed.

            2.2. Removal of Directors. (a) Each Principal Stockholder hereby agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Common Stock held of record or beneficially owned by it at the time of such vote or action by written consent or as to which such Principal Stockholder has voting control at the time of such vote or action by written consent to remove or cause the removal from office of any director who was an Agreed Nominee designated by a Principal Stockholder Group pursuant to Section 2.1(c)(i) or Section 2.3(c) if the Principal Stockholder Group that so designated such Agreed Nominee requests such removal by notice to the other Principal Stockholders.

            (b) In the event the right of any Principal Stockholder Group to designate one or more Agreed Nominees pursuant to Section 2.1(c)(i) terminates or if the number of Agreed Nominees such Principal Stockholder Group has the right to designate pursuant to Section 2.1(c)(i) decreases, the members of such Principal Stockholder Group shall use their reasonable best efforts to cause specified individual(s) comprising a corresponding number of Agreed Nominees previously designated by such Principal Stockholder Group to resign from the Board. In the event that such Principal Stockholder Group is unable to cause such Agreed Nominees to promptly resign, each Principal Stockholder hereby agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Common Stock held of record or beneficially owned by it at the time of such vote or action by written consent or as to which such Principal Stockholder has voting control at the time of such vote or action by written consent for the removal of such Agreed Nominees.

            (c) Each Principal Stockholder hereby agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) all shares of Common Stock held of record or beneficially owned by it at the time of such vote or action by written consent or as to which such Principal Stockholder has voting control at the time of such vote or action by written consent for the removal of an individual designated as an Agreed Nominee pursuant to Section 2.1(c)(ii) and thereafter elected as a director if such individual ceases to serve as CEO for any reason. An Independent Director and any Other Director may be removed in accordance with the Certificate of Incorporation and the Company's By-laws.

            2.3. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise there shall exist or occur any vacancies on the Board, individuals to fill such vacancies shall be nominated and elected in the manner provided in this Agreement and in the Certificate of Incorporation and the Company's By-laws including at a special meeting of the stockholders called by any one director. Agreed Nominees with respect to an election to fill any such vacancies shall be designated as follows:

            (a) In the case of the CEO, the successor CEO shall be an Agreed Nominee.

            (b) In the case of an Independent Director, an individual nominated in the manner described in Section 2.1(c)(iii) shall be an Agreed Nominee.

            (c) In the case of an Other Director, an individual nominated in the manner described in Section 2.1(c)(iv) shall be an Agreed Nominee.

            (d) In all other cases, the Principal Stockholder Group or Principal Stockholder Groups that, under Section 2.1(c), are then entitled to designate a greater number of Agreed Nominees than the number of directors currently sitting on the Board who are Agreed Nominees designated by such Principal Stockholder Group or Principal Stockholder Groups shall designate Agreed Nominees for such vacancies

(with each such Principal Stockholder Group designating the number of additional Agreed Nominees that each such Principal Stockholder Group is so entitled to designate).

            (e) In the event that such vacancies are not promptly filled by the Board of Directors in the manner provided herein, each Principal Stockholder hereby agrees to vote or act by written consent with respect to (or cause to be voted or acted by written consent) all shares of Common Stock held of record or beneficially owned by it at the time of such vote or action by written consent or as to which such Principal Stockholder has voting control at the time of such vote or action by written consent for the election of such Agreed Nominees designated in accordance with the above provisions and for the removal of any directors whose election is inconsistent with such provisions.

            2.4. Conflicting Charter or By-law Provisions. Each Principal Stockholder shall vote its shares of Common Stock, and shall take all other actions necessary, to ensure that the Certificate of Incorporation and the Company's By-laws facilitate and do not at any time conflict with the provisions of this Agreement.

            2.5. Certain Adjustments. In the event the Company from time to time takes any action which affects the number of issued and outstanding shares of Common Stock, including, without limitation, (i) primary issuances of shares of Common Stock (including pursuant to the initial Public Offering of the Company),
(ii) repurchases or redemptions of shares of Common Stock and (iii) stock splits, reverse stock splits, stock dividends of Common Stock (or any other class or series of common stock) or similar subdivisions, reclassifications or recapitalizations, then the percentages used in Section 2.1(c) immediately prior to such action shall be appropriately adjusted to reflect the percentages that would have been in effect on the date of this Agreement had such action been taken on the date of this Agreement prior to the computation of such percentages.

                                   ARTICLE III

                            TRANSFERS AND CONVERSIONS

            3.1. Transfers; Conversion. (a) Except as permitted by Section 3.3,
3.4 or 3.5, prior to any Transfer or Indirect Transfer by a Principal Stockholder of shares of Class B Common Stock, such Principal Stockholder shall be required to convert such shares of Class B Common Stock into shares of Class A Common Stock in accordance with the procedures set forth in the Certificate of Incorporation. There shall be no restrictions on the ability of a Principal Stockholder to (i) convert shares of Class B Common Stock into shares of Class A Common Stock or
(ii) transfer shares of Class A Common Stock (including shares of Class A Common Stock received upon conversion of shares of Class B Common Stock). Nothing set forth in this Agreement shall prevent the transfer of all or a portion of the capital stock of a Parent of a Principal Stockholder (or any other indirect transaction which does not constitute an Indirect Transfer) or require the conversion of the Class B Common Stock of such Principal Stockholder into Class A Common Stock in connection therewith.

            (b) Except as expressly permitted or required by this Agreement, (i) each Principal Stockholder shall be the record and beneficial owner of such shares of Class B Common Stock indicated in the Company's records as being owned by such Principal Stockholder and (ii) no Principal Stockholder shall enter into any agreement or arrangement, grant any proxies or powers of attorney or deposit into a voting trust with or otherwise directly or indirectly transfer voting power, with respect to the exercise of its rights to designate Agreed Nominees or to request the removal of a director pursuant to this Agreement (other than an agreement or arrangement solely among Principal Stockholders that are included in the same Principal Stockholder Group); provided, however, that the foregoing shall not be construed to limit the ability of a Principal Stockholder to enter into agreements with respect to the voting of its shares of Common Stock pending a sale of such stock permitted by Section 3.1(a).

            (c) The Company agrees not to record any transfer of Class B Common Stock by any Principal Stockholder in the stock transfer books of the Company unless the transfer complies with the provisions of this Article III.

            3.2. Legend. Each certificate evidencing outstanding shares of Class B Common Stock held by a Principal Stockholder shall bear the following legends:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, AND TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT, DATED AS OF _____________, 1998, AMONG TIME WARNER TELECOM INC. AND CERTAIN STOCKHOLDERS THEREOF. A COPY OF THIS AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF TIME WARNER TELECOM INC. AT 5700

            S. QUEBEC STREET, GREENWOOD VILLAGE, COLORADO 80111.

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OR AN EXEMPTION THEREFROM.

All certificates evidencing shares of Class B Common Stock hereafter issued by the Company to a Principal Stockholder shall bear the legends set forth above. Upon termination of this Agreement and surrender to the Company for such purpose of any certificates bearing the first legend set forth above, the Company shall reissue such certificates to the owner thereof without such legend. The Company shall reissue certificates without the second legend set forth above upon the delivery to the Company of an opinion of counsel to the effect that such legend is no longer required.


            3.3. Transfers to Affiliates. Subject to applicable law, (i) any Principal Stockholder other than A/N shall have the right to Transfer shares of Class B Common Stock to its Parent or to any direct or indirect Subsidiary of its Parent if the transferee assumes the obligations of the transferor under this Agreement with respect to such shares and becomes a party to this Agreement and (ii) A/N (and any member of the A/N Stockholder Group which is a transferee of shares of Class B Common Stock pursuant to this Section 3.3(ii)) shall have the right to Transfer shares of Class B Common Stock to a Newhouse Family Member or to an Affiliate of A/N so long as at least 80% of the equity of such Affiliate is owned directly or indirectly by one or more Newhouse Family Members and the transferee assumes the obligations of the transferor under this Agreement with respect to such shares and becomes a party to this Agreement. A Principal Stockholder shall be permitted to Transfer shares of Class B Common Stock pursuant to this Section 3.3 without converting such shares into Class A Common Stock. Notwithstanding any Transfer permitted by this Section 3.3, the transferor shall remain liable for the performance by any transferee of its obligations hereunder if the transferee owns no material assets other than the shares of Common Stock transferred.


            3.4. Right of First Refusal. (a) If, other than pursuant to Section 3.3, all of the members of a Principal Stockholder Group (the "Selling Stockholders") shall propose to sell to an unaffiliated third party (the "Third Party Offeror") all but

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

not less than all of the shares of Class B Common Stock beneficially owned by the Selling Stockholders at such time (the "First Refusal Shares") or to effect an Indirect Transfer of such shares (in which case the "First Refusal Shares" shall be the shares of Class B Common Stock beneficially owned by the Selling Stockholders) (such proposal being the "Third Party Offer"), the Selling Stockholders shall deliver to each other Principal Stockholder (the "First Refusal Stockholders") a notice (a "First Refusal Notice of Sale") containing a copy of the Third Party Offer, the identity of the Third Party Offeror and an offer to sell all but not less than all of the First Refusal Shares to the First Refusal Stockholders on the following terms: (i) if the Third Party Offer contemplates a purchase of the First Refusal Shares by the Third Party Offeror for consideration consisting solely of cash, then the Selling Stockholders' offer shall be to sell the First Refusal Shares for cash in an amount equal to the purchase price specified in, and otherwise on the terms and conditions contained in, the Third Party Offer, and (ii) if the Third Party Offer contemplates an acquisition of the First Refusal Shares by the Third Party Offeror for consideration any portion of which is not cash or if the Third Party Offer contemplates an Indirect Transfer, then the Selling Stockholder's offer shall be to sell the First Refusal Shares for cash in an amount equal to the cash consideration plus the fair market value of the non-cash consideration (as determined pursuant to Section 3.6) and otherwise on the terms and conditions contained in the Third Party Offer. The First Refusal Notice of Sale shall specify the price at which the First Refusal Shares are offered, as provided in the preceding sentence, as well as other material terms of the Third Party Offer. The First Refusal Stockholders shall enter into an appropriate confidentiality agreement relating to the Third Party Offer on customary terms if reasonably requested by the Selling Stockholders with respect to the Third Party Offer.

            (b) If a First Refusal Stockholder desires to accept all or any portion of the offer set forth in a First Refusal Notice of Sale as to any part of the First Refusal Shares, such First Refusal Stockholder (a "First Refusal Electing Stockholder") shall, within 45 days of receipt of such First Refusal Notice of Sale, notify the Selling Stockholders of its intention to acquire First Refusal Shares and the number of such shares it desires to acquire, and deliver a copy of such notice to each other First Refusal Stockholder.

            (c) If the First Refusal Electing Stockholders desire to acquire, in the aggregate, all of the First Refusal Shares, then the First Refusal Electing Stockholders shall have the right to acquire all of the First Refusal Shares, allocated among them as follows (or in such other manner as the First Refusal Electing Stockholders may agree):

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

                  (i) The First Refusal Shares shall be allocated among the First Refusal Electing Stockholders pro rata (based on the number of shares of Class B Common Stock owned by each of them) until all of the First Refusal Shares have been allocated or any First Refusal Electing Stockholder has been allocated the number of First Refusal Shares that it desires to acquire, as specified in its notice to the Selling Stockholders, as it may have been amended pursuant to Section 3.4(d).

                  (ii) If all First Refusal Shares are not allocated pursuant to paragraph (i) or any prior application of this paragraph (ii), any First Refusal Shares that were not allocated pursuant to paragraph (i) or any prior application of this paragraph (ii) shall be allocated among the First Refusal Electing Stockholders (other than any First Refusal Electing Stockholder that has been allocated the number of First Refusal Shares that it desires to acquire), as specified in its notice to the Selling Stockholders, as it may have been amended pursuant to Section 3.4(d), pro rata (based on the number of shares of Class B Common Stock owned by each of them). If all First Refusal Shares are not allocated pursuant to paragraph (i) and any prior application of this paragraph (ii), any First Refusal Shares that were not allocated pursuant to paragraph (i) and any prior application of this paragraph (ii) shall be allocated by continuing to apply this paragraph (ii) as required.

            (d) If the First Refusal Electing Stockholders desire to acquire, in the aggregate, less than all of the First Refusal Shares, then the Selling Stockholders shall so notify the First Refusal Electing Stockholders. Each First Refusal Electing Stockholder shall have the right, by written notice sent to the Selling Stockholder (with a copy of such notice to each other Principal Stockholder) within 10 days after its receipt of the notice from the Selling Stockholders pursuant to this Section 3.4(d) to amend its notice to increase the number of First Refusal Shares that it desires to purchase. If, after giving effect to any amendment to any First Refusal Electing Stockholder's notice pursuant to this Section 3.4(d), the First Refusal Electing Stockholders desire to acquire, in the aggregate, all of the First Refusal Shares, then the First Refusal Electing Stockholders shall have the right to acquire all the First Refusal Shares, allocated among them in accordance with Section 3.4(c). If, after giving effect to any amendment to any First Refusal Electing Stockholder's notice pursuant to this Section 3.4(d), the First Refusal Electing Stockholders desire to acquire, in the aggregate, less than all of the First Refusal Shares, then the Selling Stockholders' offer of the First Refusal Shares shall be deemed rejected as of the last day for a First Refusal Electing Stockholder to amend its notice pursuant to this Section 3.4(d) (the "First Refusal Rejection Date").

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

            (e) Any purchase of First Refusal Shares by the First Refusal Electing Stockholders pursuant to this Section 3.4 shall be subject to the following terms and conditions:

                  (i) The Selling Stockholders shall represent and warrant that the First Refusal Electing Stockholders will receive good and valid title to the First Refusal Shares to be purchased by them, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever except as set forth in this Agreement and except for governmental, regulatory and other third party consents and approvals required for transfers of shares of Common Stock generally.

                  (ii) The closing of the purchase of First Refusal Shares by the First Refusal Electing Stockholders shall be subject to the satisfaction of following conditions:

                        (A) All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, shall have expired or been terminated.

                        (B) All governmental approvals and other third party consents expressly required with respect to the transactions to be consummated at such closing shall have been obtained, to the extent the failure to obtain such approvals or consents would prevent the Selling Stockholders from performing any of their material obligations under the transaction documents or would result in any materially adverse change in, or materially adverse effect on, the business, assets, results of operations, financial condition or prospects of the Company and the Persons controlled by the Company taken as a whole.

                        (C) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of the transactions to be consummated at such closing.

                        (D) The representation and warranty of the Selling Stockholders contemplated by clause (i) of this sentence shall be true and correct at the closing of such sale with the same force and effect as if then made.

                  (iii) The closing of any purchase of First Refusal Shares by the First Refusal Electing Stockholders pursuant to this Section 3.4 shall take place on the date and at the place and time determined by the Selling Stockholders and communicated to

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

the First Refusal Electing Stockholders in writing, at least seven days prior to such closing, but in any event within sixty days after the acceptance by the First Refusal Electing Stockholders of the offer, subject to extension for a maximum of one hundred eighty additional days to the extent required to obtain all required governmental, regulatory and other third party consents and approvals.

            (f) If (i) the Selling Stockholders' offer of the First Refusal Shares is rejected as provided in Section 3.4(d) or (ii) the purchase by the First Refusal Stockholders of the First Refusal Shares is not consummated within the period set forth in Section 3.4(e)(iii) for any reason other than an action by the Selling Stockholders, then the Selling Stockholders shall have the right, at any time during the 90-day period beginning on the First Refusal Rejection Date or the day following the last day of the period set forth in Section 3.4(e)(iii) (the "First Refusal Termination Date"), as applicable, to enter into a binding agreement to sell all of the First Refusal Shares to the Third Party Offeror, or to effect the Indirect Transfer contemplated by the Third Party Offer, as applicable, in either case on terms and conditions no less favorable in the aggregate to the Selling Stockholders (and, in the case of an Indirect Transfer, the Person receiving the consideration) than those set forth in the Third Party Offer, and thereafter to sell all of the First Refusal Shares to the Third Party Offeror or effect the Indirect Transfer, as applicable, pursuant to such agreement. If the Selling Stockholders do not enter into such an agreement during such 90-day period, or do not close the sale thereunder within sixty days after the execution of such agreement (subject to extension for a maximum of one hundred eighty additional days to the extent required to obtain all required governmental, regulatory and other third party consents and approvals), the procedure set forth above with respect to the First Refusal Notice of Sale shall be repeated with respect to the Third Party Offer or any subsequent proposed transfer of Class B Common Stock by the Selling Stockholders which is subject to the provisions of this Section 3.4.

            (g) In connection with a sale or Indirect Transfer of shares of Class B Common Stock to a Third Party Offeror permitted by Section 3.4(f), (i) the Selling Stockholders shall have the right to sell to the Third Party Offeror all, but not less than all, of their shares of Class B Common Stock or permit the Indirect Transfer, as applicable, without converting such shares to Class A Common Stock, (ii) the Selling Stockholders shall have the right to transfer to the Third Party Offeror all, but not less than all, of their rights to designate Agreed Nominees pursuant to Section 2.1(c)(i) and (iii) (A) in the case of a sale of the First Refusal Shares, the Third Party Offeror shall be required to assume the obligations of the Selling Stockholders under this Agreement with respect to such shares and become a party to this Agreement and (B) in the case of an Indirect Transfer, the Third Party Offeror, upon taking control of the Selling Stockholders, shall be required to cause the Selling Stockholders to confirm in writing the continuing validity and effectiveness of their obligations under this Agreement.

            (h) In furtherance of the rights set forth in this Section 3.4, the Company agrees that, on reasonable notice following the delivery of a First Refusal Notice of Sale, at reasonable times and without interfering with the business or operations of the Company, it will assist the Selling Stockholders in obtaining all necessary consents to any disposition of the shares to be sold.


            3.5. Tag-Along Rights. (a) If the members of the TW Stockholder Group (the "TW Selling Stockholders") propose to sell to an unaffiliated third party (the "Tag Offeror") (i) all but not less than all of the shares of Class B Common Stock and (ii) shares of Class A Common Stock beneficially owned by them which collectively represent greater than 33% of the issued and outstanding shares of Common Stock (the "TW Shares) or to effect an Indirect Transfer of such shares (in which case the "TW Shares" shall be all the shares of Common Stock owned by the TW Selling Stockholders) (such proposed sale being a "Tag Offer"), then, as a condition to effecting such sale or Indirect Transfer, the TW Selling Stockholders shall cause proper provisions to be made so that each other Principal Stockholder (each, a "Tag Stockholder") shall have the right to participate in such Tag Offer and sell to the Tag Offeror a number of shares of Common Stock owned by it equal to the product of (x) the number of shares of Common Stock owned by such Tag Stockholder multiplied by (y) a fraction, the numerator of which is the number of TW Shares and the denominator of which is the number of issued and outstanding shares of Common Stock owned by the TW Stockholder Group (collectively, with respect to all Tag Stockholders, the "Tag Shares"); provided, however, that if a Tag Stockholder owns both shares of Class B Common Stock and Class A Common Stock, the shares of Class B Common Stock owned by such Tag Stockholder shall be included in the Tag Shares prior to the inclusion of any shares of Class A Common Stock owned by such Tag Stockholder. In connection with a Tag Offer, the TW Selling Stockholders shall cause the Tag Offeror to deliver to each Tag Stockholder a notice (a "Tag Notice of Sale") containing a copy of the Tag Offer, the identity of the Tag Offeror and an offer to purchase all of the Tag Shares owned by such Tag Stockholder on the same terms and conditions (including as to price and form of consideration) as the terms and conditions contained in the Tag Offer. The Tag Notice of Sale shall specify the price at which the Tag Shares are to be purchased, as provided in the preceding sentence. If the Tag Offer also constitutes a Third Party Offer pursuant to Section 3.4, the TW

Selling Stockholders shall deliver the Tag Notice of Sale at the same time that the First Refusal Notice of Sale is delivered. The Tag Stockholders shall enter into an appropriate confidentiality agreement relating to the Tag Offer on customary terms if reasonably requested by the TW Selling Stockholders with respect to the Tag Offer. If the Tag Offer contemplates an Indirect Transfer, the Tag Offeror shall offer the Tag Stockholders the option of selling the Tag Shares pursuant to an Indirect Transfer.

            (b) If a Tag Stockholder desires to accept the offer set forth in a Tag Notice of Sale as to all of the Tag Shares beneficially owned by such Tag Stockholder, such Tag Stockholder shall, within 45 days of receipt of such Tag Notice of Sale, notify the Tag Offeror and the TW Selling Stockholders of its intention to sell all but not less than all of its Tag Shares to the Tag Offeror, and deliver a copy of such notice to each other Tag Stockholder. If a Tag Stockholder desires to sell its Tag Shares, then the Tag Offeror shall purchase all of such Tag Shares together with the TW Shares pursuant to Section 3.5(c).

            (c) The TW Selling Stockholders shall have the right, at any time during the 90-day period beginning on the day following the end of the 45-day period referred to in Section 3.5(b), to enter into a binding agreement to sell all but not less than all of the TW Shares to the Tag Offeror, or to effect the Indirect Transfer contemplated by the Tag Offer, as applicable, in either case on terms and conditions no less favorable in the aggregate to the TW Selling Stockholders (and, in the case of an Indirect Transfer, the Person receiving the consideration) than those set forth in the Tag Offer. The Tag Stockholders electing to sell their Tag Shares pursuant to Section 3.5(b) shall become party to such agreement and agree to sell all but not less than all of their Tag Shares to the Tag Offeror (or to effect an Indirect Transfer, as applicable) pursuant thereto on the terms and conditions set forth therein. In connection with such agreement, each Tag Stockholder which is a member of a Principal Stockholder Group which has the right to designate Agreed Nominees pursuant to
Section 2.1(c) at such time shall be required to make the same representations, warranties and agreements, including as to indemnification, as the TW Selling Stockholders and each Tag Stockholder which is a member of a Principal Stockholder Group which does not have the right to designate Agreed Nominees pursuant to Section 2.1(c) at such time shall not be required to make any representations or warranties and agreements, including as to indemnification, other than representations and warranties (and related indemnification) as to title to the Tag Shares to be transferred and as to organization and due execution and delivery and enforceability of the transfer agreements (and, in the case of an Indirect Transfer, such other representations and warranties regarding the entity the equity of which is being sold as are comparable to the foregoing representations). The TW Stockholders and Tag Stockholders shall thereafter have the right to sell such TW Shares and Tag Shares to the Tag Offeror and/or effect the Indirect Transfers, as applicable, pursuant to such agreement. If the TW Selling Stockholders do not enter into such an agreement during such 90-day period, or do not close the sale thereunder within sixty days after the execution of such agreement (subject to extension for delays caused by actions by the Tag Stockholders and to extension for a maximum of one hundred eighty additional days to the extent required to obtain all required governmental, regulatory and other third party consents and approvals), the procedure set forth above with respect to the Tag Notice of Sale shall be repeated with respect to the Tag Offer or any subsequent proposed transfer of Common Stock by the TW Selling Stockholders which is subject to the provisions of this Section 3.5.

            (d) In connection with a sale or Indirect Transfers of shares of Class B Common Stock to a Tag Offeror pursuant to Section 3.5(d), (i) the TW Selling Stockholders and the Tag Stockholders shall have the right to sell to the Tag Offeror all but not less than all of their shares of Class B Common Stock or permit the Indirect Transfers, as applicable, without converting such shares to Class A Common Stock, (ii) (A) when the TW Selling Stockholders sell all of the shares of Class B Common Stock owned by them to the Tag Offeror, the TW Selling Stockholders shall have the right to transfer to the Tag Offeror their rights to designate Agreed Nominees pursuant to Section 2.1(c)(i) and (B) when all of the members of any Principal Stockholder Group other than the TW Stockholder Group sell all of the shares of Class B Common Stock owned by them to the Tag Offeror, such Tag Stockholders shall have the right to transfer to the Tag Offeror their rights to designate Agreed Nominees pursuant to Section 2.1(c)(i) and (iii) (A) in the case of a sale of the TW Shares or Tag Shares, the Third Party Offeror shall be required to assume the obligations of the TW Selling Stockholders and the Tag Stockholders under this Agreement with respect to such shares and become a party to this Agreement and (B) in the case of an Indirect Transfer, the Tag Offeror, upon taking control of the TW Selling Stockholders or Tag Stockholders, as applicable, shall be required to cause the TW Selling Stockholders or Tag Stockholders to confirm in writing the continuing validity and effectiveness of their obligations under this Agreement.

            (e) In furtherance of the rights set forth in this Section 3.5, the Company agrees that, on reasonable notice following the delivery of a Tag Notice of Sale, at reasonable times and without interfering with the business or operations of the Company, it will assist the TW Selling Stockholders and the Tag Stockholders in obtaining all necessary consents to any disposition of the shares to be sold. In the event the TW Selling Stockholders transfer the TW Shares to the Tag Offeror, the provisions of this Section 3.5 shall apply to any subsequent transfer by the Tag Offeror and/or any of its future transferees of shares of Class B Common Stock which represent greater than 33% of the voting power of the outstanding Common Stock as if any such transferors were TW Selling Stockholders.

            3.6. Valuation of Consideration. Before submitting a First Refusal Notice of Sale pursuant to Section 3.4(a) in response to a Third Party Offer that contemplates (i) an acquisition of the First Refusal Shares by the Third Party Offeror for consideration any portion of which is not cash or (ii) an Indirect Transfer, the Selling Stockholders and the other Principal Stockholders shall cause the fair market value of the non-cash consideration to be determined by an investment banking firm in the following manner. The Selling Stockholders shall deliver to each other Principal Stockholder a notice stating that the Selling Stockholders intend to deliver a First Refusal Notice of Sale. The Selling Stockholders and the Principal Stockholder (other than the Selling Stockholders) that, together with its Controlled Affiliates, owns the greatest number of shares of Class B Common Stock, shall each select an investment banking firm and shall instruct the investment banking firms so selected to select a third investment banking firm within 30 days following the delivery of such notice by the Selling Stockholders. The investment banking firm selected in accordance with the foregoing procedure shall submit a written report setting forth its determination of its appraisal of the First Refusal Shares no later than 45 days after the date of its selection. The fees, costs and expenses of the investment banking firms so selected shall be borne by the Selling Stockholders. In determining the fair market value of the non-cash consideration, if applicable, the investment banking firm retained pursuant to this Section 3.6 shall: (A) assume that the fair market value of the applicable non-cash consideration asset is the price at which such asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts; (B) assume that the applicable non-cash consideration asset would be sold for cash;
(C) take into account any applicable control premium relating to the shares to be sold; and (D) use valuation techniques then prevailing in the relevant industry. If the Third Party Offer contemplates a sale of First Refusal Shares or an Indirect Transfer in exchange for tax-deferred consideration, the fair market value of the First Refusal Shares shall not be grossed-up to the extent of any taxes which shall be payable by the Selling Stockholders as a result of a sale of the First Refusal Shares to the First Refusal Electing Stockholders; provided, however, that the parties agree to negotiate in good faith to structure any such transaction in a tax-efficient manner.

            3.7. Transferee Principal Stockholders; Other Parties to Agreement.
(a) A Principal Stockholder shall remain a Principal Stockholder for so long as it owns any Class B Common Stock regardless of the percentage of Class B Common Stock it may own from time to time. Any transferee of a Principal Stockholder required to become a party to this Agreement pursuant to Section 3.3, Section 3.4(g) or Section 3.5(d) shall become a Principal Stockholder by delivering to the Company (which shall promptly send notice thereof to the Principal Stockholders) a counterpart signature page to this Agreement. No further action by the Company or the Principal Stockholders shall be required for such person to become a party to this Agreement. Following any Indirect Transfer permitted by this Agreement, the Principal Stockholder with respect to which such Indirect Transfer has occurred shall confirm to the other Principal Stockholders in writing the continuing validity and effectiveness of its obligations under this Agreement.

            (b) If any Principal Stockholder Group transfers to any Person shares of Class A Common Stock which represent at least 5% of the shares of Common Stock then outstanding, such Person shall have the right to become a party to this Agreement with respect to the registration rights granted under
Article IV only.

            3.8. Cooperation. (a) The Company shall use commercially reasonable efforts to cooperate with any transferring Principal Stockholder in connection with its efforts to Transfer any interest in its Common Stock in accordance with the provisions of this Article III, including making qualified personnel available for attending hearings and meetings respecting any consents, approvals and authorizations required for such Transfer and, at the request of the transferring Principal Stockholder, making all filings with, and giving all notices to, third parties and governmental authorities that may be necessary or reasonably required to be made or given by the Company in order to effect the contemplated Transfers. Each Principal Stockholder also agrees to use commercially reasonable efforts to cooperate with any transferring Principal Stockholder by making any filings with, and giving notices to, third parties and governmental authorities that may be necessary or reasonably required to be made or given by such Principal Stockholder in connection with such contemplated Transfer. Subject to the other provisions of this Section, no Principal Stockholder or the Company shall take any action to delay, impair or impede the receipt of any required consents, approvals or authorizations. "Commercially reasonable efforts" as used in this Section shall not require any party to undertake extraordinary or unreasonable measures to obtain any consents, approvals or other authorizations, including requiring such party to make any material expenditures (other than normal filing fees or the like) or to accept any material changes in the terms of the contract, license or other instrument for which a consent, approval or authorization is sought.

            (b) Without limiting the foregoing and notwithstanding anything to the contrary in this Agreement, no party to this Agreement shall be required to agree to any prohibition, limitation or other requirements, including but not limited to (i) any prohibition or limitation on the ownership or operation by such party or any of its Subsidiaries or Affiliates of any portion of the business or assets of such party or any of its Subsidiaries or Affiliates, or any prohibition or limitation that would compel such party or any of its Subsidiaries or Affiliates to dispose of or hold separate any portion of the business or assets of such party or any of its Subsidiaries or Affiliates, (ii) any prohibition or limitation on the rights of such party to acquire, own or enter into any businesses or lines of businesses, (iii) any prohibition or limitation on the ability of such party to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company, including the right to vote the capital stock of the Company acquired by it on all matters properly presented to the stockholders of the Company, (iv) any prohibition or limitation on such party or any of its Subsidiaries or Affiliates from effectively controlling in any material respect the business or operations of such party or any of its Subsidiaries or Affiliates or (v) any change in any respect the governance of the Company from that set forth in the Certificate of Incorporation, the Company's By-Laws and this Agreement, any change in such party's rights under this Agreement or any limitations on the ability of such party to exercise any such rights.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

            4.1. Demand Registration. (a) At any time after the date which is 180 days after the closing of the Company's initial Public Offering, any stockholder of the Company which is a party to this Agreement (an "Eligible Holder") may request that the Company effect the registration under the Securities Act of all or part of its shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by it) for sale in the manner specified in such request. A stockholder that previously owned shares of Class B Common Stock but ceased to be a Principal Stockholder upon the conversion of its shares of Class B Common Stock to shares of Class A Common Stock shall continue to be a party to this Agreement so long as it owns any shares of Class A Common

Stock and therefore shall be an Eligible Holder. Such request shall be made by furnishing written notice thereof (a "Demand Notice") to the Company, setting forth the number of shares of Class A Common Stock requested to be registered and such Eligible Holder's intended method of distribution. Within ten days after receipt of any Demand Notice, the Company shall give written notice of such Demand Notice to all other Eligible Holders. Following receipt of such notice from the Company (the "Company Notice"), each such other Eligible Holder shall have the right to give the Company a written request to register any or all of such Eligible Holder's Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by
it) in the registration described in the Company Notice, provided that such written request is given within fifteen days after the date on which the Company Notice is given (with such request stating (i) the number of shares of Class A Common Stock to be so included, (ii) such other Eligible Holder's intended method of distribution of such shares and (iii) any other information that the Company Notice reasonably requests be included in such notice from such Eligible Holder). All registrations requested pursuant to this Section 4.1(a) are referred to herein as "Demand Registrations." The Company shall not be required to effect a Demand Registration unless the aggregate number of shares of Class A Common Stock demanded to be so registered is at least one percent of the number of shares of Class A Common Stock then outstanding (the "Minimum Condition"). If the Minimum Condition is met, then, subject to Sections 4.1(c), 4.1(e) and 4.1(f) below, the Company shall, as soon as practicable, file with the SEC and use its best efforts to cause to become effective as promptly as practicable, a Registration Statement which shall cover the shares of Class A Common Stock requested to be registered pursuant to such Demand Notice and Company Notices.

            (b) Once a Demand Registration has been effected, the Company shall not be obligated to register Class A Common Stock pursuant to another Demand Registration prior to the expiration of 180 days from the date on which the previous Demand Registration was declared effective; provided, however, that a registration will not count as a Demand Registration unless it has become effective, and such effectiveness has been maintained under the Securities Act (and not subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason) for the period specified in Section 4.4(a).

            (c) The Company may postpone for a reasonable period (not to exceed two months) after its receipt of a Demand Notice the filing of a Registration Statement for a Demand Registration if the Board reasonably believes that such Demand Registration would have a material adverse effect on any proposal or plan by

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

the Company or any of its Subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction and notifies the Eligible Holders in writing of such postponement; provided however, that the Company shall have the right to so postpone a filing only one time during any period of twelve consecutive months.

            (d) In the event that the Demand Notice and the notices in response to the Company Notices for a Demand Registration contemplate more than one intended method of distribution by the Eligible Holders, then the Company will use its best efforts to include in the Registration Statement for such Demand Registration multiple prospectuses and/or plans of distributions covering each intended method of distribution. The Company acknowledges and agrees that an intended method of distribution of an Eligible Holder may include the registration of shares of Class A Common Stock in connection with an underwritten offering of Monetizing Securities of such Eligible Holder or its Parent. If, in the event of such an underwritten offering of Monetizing Securities, the other Eligible Holders desire to offer their own Monetizing Securities or to sell shares of Class A Common Stock for cash as part of such underwritten offering, the Eligible Holders will negotiate in good faith, in consultation with the managing underwriter for the offering, to include such securities to the extent practicable.

            (e) If a Demand Registration involves an underwriting of shares of Class A Common Stock for cash (or, to the extent permitted by Section 4.1(d), an underwriting of Monetizing Securities of one or more Eligible Holders or their Parents or shares of Class A Common Stock for cash and Monetizing Securities of one or more Eligible Holders or their Parents) and the managing underwriter advises the Company and the Eligible Holders in writing that marketing factors require a limitation of the number of shares of Class A Common Stock (and/or Monetizing Securities) to be underwritten, then the managing underwriter may exclude shares (and/or Monetizing Securities) requested to be included in such Demand Registration from such underwriting. If the managing underwriter imposes a limit on the number of shares of Class A Common Stock (and/or Monetizing Securities) to be included in such underwriting, then each Eligible Holder shall have the right to include in such underwriting up to its pro rata share (based on the ratio that the number of shares of Class A Common Stock (and/or Monetizing Securities) proposed to be sold by each Eligible Holder bears to the total numbers of shares of Class A Common Stock (and/or Monetizing Securities) proposed to be sold by all Eligible Holders who have elected to participate in the Demand Registration) of the maximum number of shares (and/or

Monetizing Securities) permitted by the managing underwriter to be included in the Demand Registration (the "Maximum Amount").

            (f) If, in connection with an underwriting involving the offering of shares of Class A Common Stock for cash, the managing underwriter has not limited the number of shares of Class A Common Stock (and/or Monetizing Securities) to be underwritten or if the number of shares (and/or Monetizing Securities) which the Eligible Holders have requested to be registered is less than the Maximum Amount, then the Company may include shares of Class A Common Stock for its own account or for the account of others in such underwriting if the managing underwriter so agrees and if the number of shares of Class A Common Stock (and/or Monetizing Securities) which would otherwise have been included in such underwriting by Eligible Holders will not thereby be limited. The inclusion of such shares shall be on the same terms as the offering for cash of shares of Class A Common Stock by the Eligible Holders. In the event that the managing underwriter excludes some of the securities to be registered, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any shares of Class A Common Stock (and/or Monetizing Securities) of the Eligible Holders.

            4.2. Incidental Registration. (a) If the Company proposes to register any shares of Class A Common Stock under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to shares of Common Stock issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (iii) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, subject to the provisions of
Section 4.2(b) hereof, give prompt written notice at least 20 days prior to the anticipated filing date of the Registration Statement relating to such registration to each Eligible Holder, which notice shall set forth such Eligible Holder's rights under this Section 4.2 and shall offer all Eligible Holders the opportunity to include in such Registration Statement such number of shares of Class A Common Stock as each such Eligible Holder may request (an "Incidental Registration"); provided, however, that the provisions of Section 4.1 hereof and not this Section 4.2 shall apply to the ability of any Eligible Holder to participate in any registration being effected pursuant to a Demand Registration contemplated by Section 4.1 hereof. Upon the written request of any such Eligible Holder made within ten days after the receipt of notice from the Company (which request shall specify the number of shares of Class A Common Stock intended to be disposed of by such

Eligible Holder), the Company will use its best efforts to effect the registration under the Securities Act of all of the Class A Common Stock that the Company has been so requested to register by such Eligible Holders; provided, however, that (A) if such registration involves an underwriting, all such Eligible Holders requesting to be included in the Company's registration must sell their shares of Class A Common Stock to the underwriters selected as provided in Section 4.4(f) hereof on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any shares pursuant to this Section 4.2(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such shares, the Company shall give written notice to all such Eligible Holders and, thereupon, shall be relieved of its obligation to register any shares of Class A Common Stock owned by the Eligible Holders (without prejudice, however, to rights of any of the Eligible Holders under Section 4.1 hereof). No registration effected under this Section 4.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 4.1 hereof.

            (b) If an Incidental Registration pursuant to this Section 4.2 involves an underwriting and the managing underwriter thereof advises the Company and the Eligible Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares requested to be included in such Incidental Registration from such underwriting. If the managing underwriter imposes a limit on the number of shares of Common Stock to be included in such underwriting, then there shall be included in the offering, (i) first, all shares of Common Stock proposed by the Company to be sold for its account or the account of any other party not covered by this Agreement that triggers registration rights and
(ii) second, that number of shares of Class A Common Stock requested to be included in such underwriting by the Eligible Holders, on a pro rata basis (based on the ratio that the number of shares of Class A Common Stock proposed to be sold by each Eligible Holder bears to the total numbers of shares of Class A Common Stock proposed to be sold by all Eligible Holders who have elected to participate in the Incidental Registration).

            4.3. Lockup Agreements. In the event of an underwritten offering pursuant to Section 4.1 or Section 4.2, each Eligible Holder agrees not to effect any public sale or other distribution of Class A Common Stock during the seven days prior to the effective date of such registration or during the ninety-day period (or such lesser period as is agreed upon in connection with such underwritten offering) beginning on such effective date (except in either case as part of such underwriting), unless the managing underwriter otherwise agrees. The Company agrees not to effect any public sale or other distribution of Class A Common Stock during the seven days prior to the effective date of any registration or during the ninety-day period beginning on such effective date (except in either case as part of such underwriting or pursuant to registrations on Form S-8 or any successor form), unless the managing underwriter otherwise agrees.

            4.4. Registration Procedures. Whenever Eligible Holders request that any shares of Class A Common Stock be registered pursuant to Section 4.1 or 4.2 hereof, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such shares in accordance with the intended method of distribution thereof and the applicable provisions of Section 4.1 or 4.2, as appropriate, as promptly as practicable, and in connection with any such request:

            (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the distribution of the shares of Class A Common Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 120 days. In the event that an Eligible Holder is to effect an offering of Monetizing Securities which requires an effective Registration Statement to cover shares of Class A Common Stock which may be transferred by such Eligible Holder or its Parent to holders of such Monetizing Securities upon the exchange or conversion of such Monetizing Securities during the term of such Monetizing Securities, then the Company shall use its best efforts to cause the Registration Statement filed in connection with such offering to remain effective until the maturity of such Monetizing Securities; provided, however, that the Company shall have the right to suspend the effectiveness of such Registration Statement for a reasonable period (not to exceed two months) during such period if the Board reasonably believes that the continued effectiveness of such Registration Statement would have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any merger, consolidation, tender offer or other significant transaction (other than in the ordinary course of business) and notifies the Eligible Holders in writing of such suspension (provided that the Company shall have the right to so suspend such effectiveness only one time during any period of twelve consecutive months).

            (b) The Company will, if requested, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, furnish to each Eligible Holder and each underwriter, if any, of the shares of Class A Common Stock covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company will furnish to such Eligible Holder and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Eligible Holder or underwriter may reasonably request in order to facilitate the disposition of the Class A Common Stock owned by such Eligible Holder.

            (c) After the filing of the Registration Statement, the Company will promptly notify each Eligible Holder holding Class A Common Stock covered by such Registration Statement of any stop order, injunction or other order or requirement of the SEC and take all reasonable actions required to prevent the entry of such stop order, injunction or other order or requirement or to remove or revoke it if entered.

            (d) The Company will use its best efforts to (i) register or qualify the Class A Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Eligible Holder holding such Class A Common Stock reasonably (in light of such Eligible Holders's intended method of distribution) requests and (ii) cause such shares of Class A Common Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Eligible Holder to consummate the disposition of the Class A Common Stock owned by such Eligible Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

            (e) The Company will immediately notify each Eligible Holder holding such shares of Class A Common Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Class A Common Stock, such prospectus will contain full, true and plain disclosure of all material facts relating to the securities covered thereby and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made and promptly prepare and make available to each such Eligible Holder any such supplement or amendment.

            (f) In connection with any underwritten offering pursuant to a Demand Registration, (i) the Principal Stockholder Group holding the largest number of the shares of Class A Common Stock to be included in such offering by all Principal Stockholder Groups shall have the right to select the lead managing underwriter for such offering, so long as such lead managing underwriter shall be reasonably satisfactory to the Company, (ii) the Principal Stockholder Group holding the second largest number of the shares of Class A Common Stock to be included in such offering by all Principal Stockholder Groups shall have the right to select the co- lead managing underwriter for such offering, so long as such co-lead managing underwriter shall be reasonably satisfactory to the Company, (iii) each other Principal Stockholder Group participating in the offering shall have the right to select one co- managing underwriter for such offering, so long as each such co-managing underwriter shall be reasonably satisfactory to the Company and (iv) the Company shall have the right to select one co-managing underwriter for such offering, so long as such co- managing underwriter shall be reasonably satisfactory to Eligible Holders holding a majority of the shares of Class A Common Stock to be included in such offering by Eligible Holders. In connection with any underwritten offering pursuant to an Incidental Registration, (i) the Company shall have the right to select the lead managing underwriter for such offering, so long as such managing underwriter shall be reasonably satisfactory to Eligible Holders holding a majority of the shares of Class A Common Stock to be included in such offering by Eligible Holders and (ii) each Principal Stockholder Group participating in such offering shall have the right to select one co-managing underwriter for such offering, so long as each such co-managing underwriter shall be reasonably satisfactory to the Company. The Company will enter into customary agreements (including an underwriting agreement or indemnity agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of shares in any such underwriting.

            (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Eligible Holder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Article IV and any attorney, accountant or other professional retained by any such Eligible Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Eligible Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Eligible Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its own expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

            (h) The Company will furnish to each such Eligible Holder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public or chartered accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Eligible Holders or the managing underwriter, if any, reasonably request.

            (i) The Company shall use its best efforts to cause all the Class A Common Stock to be included in any registration under this Article IV to be listed on the principal securities exchange or included in the over-the-counter market on which similar securities issued by the Company are then listed or quoted, as the case may be, or eligible for listing or quotation, or on The Nasdaq National Market or such other national securities exchange as the Board may designate.

            (j) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC including, without limitation, making available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            (k) The Company shall make available its executive officers for a reasonable period of time to participate in road show or other investor presentations in connection with any underwritten offering of Class A Common Stock or Monetizing Securities by Eligible Holders.

            (l) The Company may require, as a condition to including any Eligible Holder's Class A Common Stock in any registration under this Article IV, each such Eligible Holder to promptly furnish in writing to the Company such information regarding such Eligible Holder, the distribution of the Class A Common Stock and such other information as the Company may from time to time reasonably request in connection with such registration in order to comply with applicable disclosure requirements. The Company shall permit any Eligible Holder, which holder, in its sole judgment, exercised in good faith, and upon advice of counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

            (m) Each such Eligible Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4.4(e), such Eligible Holder will forthwith discontinue disposition of shares of Class A Common Stock pursuant to the registration statement covering such Class A Common Stock until such Eligible Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(e) (provided that such discontinuance shall not be required for a period in excess of two months and may not occur more than once in any 365 day period), and, if so directed by the Company, such Eligible Holder will deliver to the Company all copies, other than any permanent file copies then in such Eligible Holder's possession, of the most recent prospectus covering such Class A Common Stock at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 4.4(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(e) to the date when the Company shall make available to such Eligible Holder a prospectus supplemented or amended to conform with the requirements of Section 4.4(e).

            4.5. Expenses. Each Eligible Holder that participates in a Demand Registration or an Incidental Registration shall pay all underwriting discounts and commissions and any transfer taxes attributable to the sale of such Eligible Holder's shares, the fees and expenses of counsel for such Eligible Holder (other than the fees and expenses for one counsel for the Eligible Holders as set forth below) and any other out-of-pocket expenses of such Eligible Holder incurred in connection with its participation in such Demand Registration or Incidental Registration. The Company shall pay any and all other expenses in connection with a Demand Registration or an Incidental Registration, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the shares being sold on any securities exchange,
(v) the fees and disbursements of counsel for the Company and of its independent public accountants and (vi) the reasonable fees and expenses of any special experts retained in connection with the requested registration and one counsel representing Eligible Holders and acting as Inspector.

            4.6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Eligible Holder holding shares of Class A Common Stock covered by a Registration Statement, its officers, directors and agents, and each Person, if any, who controls such Eligible Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including those resulting from any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the shares of Class A Common Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Eligible Holder or on such Eligible Holder's behalf expressly for use therein; provided however, that the Company shall not be liable for any untrue statement or omission contained in a preliminary prospectus, which untrue statement or omission was corrected in a final prospectus or supplement that was furnished to such Eligible Holder. The Company also agrees to indemnify any underwriters of the Eligible Holders, their officers, directors, employees and agents, and each Person, if any, who controls such underwriters (other than in respect of loss of profit or information relating solely to the underwriters) on substantially the same basis as that of the indemnification of the Eligible Holders provided in this Section 4.6(a).

            (b) Each Eligible Holder holding shares of Class A Common Stock included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Eligible Holder, but only with respect to information furnished in writing by such Eligible Holder or on such Eligible Holder's behalf expressly for use in any Registration Statement or prospectus relating to the Class A Common Stock, or any amendment or supplement thereto, or any preliminary prospectus, and only up to an amount equal to the aggregate purchase price received by such Eligible Holder from the sale of such Eligible Holder's Class A Common Stock in such registration or from Monetizing Securities in connection with such registration. As a condition to including shares of Class A Common Stock in any Registration Statement filed in accordance with Article IV hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 4.6, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of his or its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain his or its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel,
(ii) the Indemnifying Party shall
have failed to assume the defense and employ counsel or (iii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or differing legal defenses available to them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without his or its written consent (not to be unreasonably withheld), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment; provided, however, that, if any case where the fees and expenses of counsel are at the expense of the Indemnifying Party in accordance with this Section 4.6 and an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for such fees and expenses of counsel as incurred, such Indemnifying Party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten (10) Business Days after the receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall have failed to reimburse the Indemnified Party in accordance with such request for reimbursement prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

            (d) If the indemnification provided for in this Section 4.6 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Eligible Holder holding shares of Class A Common Stock covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Eligible Holders on the one hand and the underwriters on the other, from the offering of the Class A Common Stock or Monetizing Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Eligible Holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Eligible Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Eligible Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Eligible Holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Class A Common Stock or Monetizing Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Eligible Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the applicable prospectus. The relative fault of the Company and such Eligible Holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Eligible Holders or by such underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative fault of the Company on the one hand and of each such Eligible Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Eligible Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.6(d), no underwriter shall be required to contribute any amount in excess of the amount of the total fees, discounts and commissions received by it, and no Eligible Holder shall be required to contribute any amount in excess of the amount of the proceeds received by such Eligible Holder in respect of a sale of its shares of Class A Common Stock or Monetizing Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each such Eligible Holder's obligation to contribute pursuant to this Section 4.6(d) is several in the proportion that the proceeds of the offering received by such Eligible Holder bears to the total proceeds of the offering received by all such Eligible Holders and not joint.

            4.7. Unregistered Offerings. In connection with any offering by an Eligible Holder of Monetizing Securities which do not require the registration by the Company of the shares of Class A Common Stock issuable upon the conversion or exchange thereof, the Company shall (i) at the request of such Eligible Holder, provide reasonable cooperation to such Eligible Holder and its advisors in connection with such offering, (ii) to the extent relevant, comply with the other covenants specified in Section 4.4 and provide the Indemnity specified in Section 4.6 with respect to any unregistered offering and (iii) at the request of such Eligible Holder, make available its executive officers for a reasonable period of time to participate in road show or other investor presentations in connection with such offering.

            4.8. Rule 144. The Company agrees that it shall timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, without limitation, the reports under sections 13 and 15 (d) of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities
Act), and shall take such further actions as any Eligible Holder may reasonably request, all to the extent required to enable Eligible Holders to sell Class A Common Stock, from time to time, pursuant to the resale limitations of (a) Rule 144 under the Securities Act, as such rule may be hereafter amended, or (b) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Eligible Holder, the Company shall deliver to such Eligible Holder a written statement verifying that it has complied with such requirements.

                                    ARTICLE V

                                OTHER AGREEMENTS

            5.1. Confidentiality. Each Principal Stockholder agrees that it will not, directly or indirectly, without the prior written consent of the Company, use or disclose to any person, firm or corporation, any information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the Company or any of its Subsidiaries, except (a) to the extent any of the foregoing is or becomes available to the public other than as a result of disclosure by such Principal Stockholder or any of its Affiliates or the directors, officers, employees, agents, advisors and controlling persons of it or any of its Affiliates, (b) as necessary to effect a transaction under and in compliance with Article III or IV, (c) as may be required by law and (d) as a Principal Stockholder may disclose to its lenders, rating agencies and business, legal and financial advisors. In the event any Principal Stockholder is required by applicable law or regulation or by legal process to disclose any of the foregoing, it will provide the Company and other Principal Stockholders with prompt notice thereof to enable them to seek an appropriate protective order. The covenants made by a Principal Stockholder in this Section 5.1 shall continue to apply for a period of two years after such Principal Stockholder ceases to be a Principal Stockholder.


            5.2. Issuance of Additional Class B Common Stock. Without the consent of each Principal Stockholder which has the right to designate Agreed Nominees pursuant to Article II, the Company shall not issue any additional shares of Class B Common Stock other than shares of Class B Common Stock issued:
(a) in connection with a stock split; or (b) as a stock dividend with respect to issued and outstanding shares of Class B Common Stock (in which event any dividend to a holder of Class B Common Stock shall only be in shares of Class B Common Stock).


            5.3. Voting; Written Consent. (a) Any agreement by a Principal Stockholder herein to vote its shares of Common Stock in a certain manner shall be deemed, in each instance, to include an agreement by that Principal Stockholder to use its best efforts to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, as promptly as practicable, a special meeting of stockholders or to act by written consent.

            (b) When any action is required to be taken by a Principal Stockholder pursuant to this Agreement, such Principal Stockholder shall take all steps necessary to implement such action, including executing or causing to be executed, as promptly as practicable, a consent in writing in lieu of an annual or special meeting of the stockholders pursuant to Section 228 of the General Corporation Law of Delaware or any successor statute thereto to effect such stockholder action.

                                   ARTICLE VI

                               GENERAL PROVISIONS

            6.1. Expiration and Termination. This Agreement (other than any provision for which a different term is specified) shall terminate (i) with respect to the applicability of any voting agreements outlined in Article II to a particular Principal Stockholder, if and when such Principal Stockholder no longer holds a number of shares of Class B Common Stock equal to at least two percent of the number of shares of Common Stock then issued and outstanding;
(ii) with respect to the applicability of any transfer restrictions outlined in
Article III to a particular Principal Stockholder, if and when such Principal Stockholder no longer holds any shares of Class B Common Stock; and (iii) with respect to the applicability of any registration rights outlined in Article IV to a particular Eligible Holder, if and when such Eligible Holder no longer holds a number of shares of Common Stock equal to at least one percent of the number of shares of Class A Common Stock then issued and outstanding.


            6.2. Amendment and Waiver. Subject to Section 3.7, this Agreement may not be amended or modified in any respect except by an instrument in writing signed by all of the parties hereto; provided, however, that the Company need only be a party to such modifications or amendments the result of which is a change in the Company's obligations hereunder. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition contained herein may be waived by the party or parties entitled to the benefits thereof, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


            6.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without reference to choice of law principles, including all matters of construction, validity and performance except to the extent the laws of Delaware are mandatorily applicable.

            6.4. Notices. Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand, mailed by United States mail (registered, return receipt requested) or reputable overnight courier service, properly addressed and postage prepaid, or delivered by telecopy:

            If to the Company, to:

            TIME WARNER TELECOM INC.
            5700 S. Quebec Street
            Greenwood Village, Colorado 80111
            Telephone: (303)
            Telecopy: (303)
            Attention: General Counsel

            with a copy to:

            Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, New York 10019
            Telephone: (212) 474-1000
            Telecopy: (212) 474-3700
            Attention: William P. Rogers, Jr.

            and to each of the Principal Stockholders at the address provided below or to such other address provided in accordance with this
            Section 6.4.

            If to the TW Stockholders, to:

            TIME WARNER COMPANIES, INC.
            75 Rockefeller Plaza
            New York, New York 10019
            Telephone: (212) 484-7580
            Telecopy: (212) 956-7281
            Attention: General Counsel
            with a copy to:

            Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, New York 10019
            Telephone: (212) 474-1000
            Telecopy: (212) 474-3700
            Attention: William P. Rogers, Jr.

            If to the MediaOne Stockholder, to:

            MEDIAONE GROUP, INC.
            188 Inverness Drive West
            Englewood, Colorado 80112
            Telephone: (303) 858-3562
            Telecopy: (303) 858-3487
            Attention: Vice President-Law

            with a copy to:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, New York 10153
            Telephone: (212) 310-8000
            Telecopy: (212) 310-8007
            Attention: Akiko Mikumo, Esq.

            If to A/N, to:

            ADVANCE/NEWHOUSE PARTNERSHIP
            5015 Campuswood Drive
            East Syracuse, New York 13057
            Telephone: (315) 463-7675
            Telecopy: (315) 463-4127
            Attention: Robert J. Miron
            with a copy to:

            Sabin, Bermant & Gould LLP
            350 Madison Avenue
            New York, New York 10017
            Telephone: (212) 692-4418
            Telecopy: (212) 692-4406
            Attention: Arthur J. Steinhauer

Such names and addresses may be changed by notice given in accordance with this
Section 6.4.

            6.5. Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto, all of which are a part hereof) contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

            6.6. Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections," or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

            6.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.

            6.8. Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. Except as permitted herein, no party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement.

            6.9. Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If any term or other provision of this Agreement is invalid, illegal or incapable or being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

            6.10. Specific Performance. Without intending to limit the remedies available to any of the parties hereto, each of the parties hereto acknowledges and agrees that a violation by such party of any term of this Agreement will cause the other parties hereto irreparable injury for which an adequate remedy at law is not available. Therefore, the parties hereto agree that each such party shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction restraining any other party hereto from committing any breach or threatened breach of, or otherwise specifically to enforce, any provision of this Agreement.

            6.11. Arbitration. Any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by a person or persons mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrator or arbitrators, in accordance with the rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons of such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the paries thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

            IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the date and year first above written.

                                    TIME WARNER TELECOM INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    TIME WARNER COMPANIES, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    AMERICAN TELEVISION AND
                                     COMMUNICATIONS CORPORATION


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    WARNER COMMUNICATIONS INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    TW/TAE, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    FIBRCOM HOLDINGS, L.P.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    PARAGON COMMUNICATIONS



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    MEDIAONE GROUP, INC.
                                    (a Colorado corporation)


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    ADVANCE/NEWHOUSE PARTNERSHIP

                                    By:  ADVANCE COMMUNICATION CORP.,
                                         General Partner



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: